As filed with the Securities and Exchange Commission on October 27, 2000


                    Investment Company Act File No. 811-7885
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM N-1A


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               Amendment No. 9 [X]
                             (Check appropriate box
                                    or boxes)


                             ----------------------

                        Quantitative Master Series Trust

               (Exact Name of Registrant as Specified in Charter)

              800 Scudders Mill Road, Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

       (Registrant's Telephone Number, Including Area Code) (609) 282-2800

                                 TERRY K. GLENN
                             800 Scudders Mill Road,
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                     (Name and Address of Agent for Service)

                             ----------------------

                                   Copies to:

       Counsel for the Fund:                    Michael J. Hennewinkel, Esq.
       Joel H. Goldberg, Esq.                    FUND ASSET MANAGEMENT, L.P.
Swidler Berlin Shereff Friedman, LLP                    P.O. Box 9011
       The Chrysler Building                  Princeton, New Jersey 08543-9011
        405 Lexington Avenue
         New York, NY 10174

                                EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

      This Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand alone document.

                               TABLE OF CONTENTS

PART A. INFORMATION REQUIRED IN A PROSPECTUS

Item 1. Front and Back Cover Pages ........................................    *

Item 2. Risk/Return Summary: Investments, Risk and Performance ............    *

Item 3. Risk/Return Summary: Fee Table ....................................    *

Item 4. Investment Objectives, Principal Investment Strategies,
        and Related Risks .................................................    3

Item 5. Management's Discussion of Fund Performance .......................    *

Item 6. Management, Organization, and Capital Structure ...................   22

Item 7. Shareholder Information ...........................................   24

Item 8. Distribution Arrangements .........................................   26

Item 9. Financial Highlights Information ..................................    *

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. Cover Page and Table of Contents .................................    1

Item 11. Trust History ....................................................    1

Item 12. Description of the Portfolio and its Investments and Risks .......    1


Item 13. Management of the Registrant .....................................   33

Item 14. Control Persons and Principal Holders of Securities ..............   37

Item 15. Investment Advisory and Other Services ...........................   38

Item 16. Brokerage Allocation and Other Practices .........................   41

Item 17. Capital Stock and Other Securities ...............................   44

Item 18. Purchase, Redemption and Pricing of Securities ...................   45

Item 19. Taxation of the Trust ............................................   47

Item 20. Underwriters .....................................................   49

Item 21. Calculation of Performance Data ..................................   49

Item 22. Financial Statements..............................................   50


PART C.  OTHER INFORMATION

Item 23. Exhibits..........................................................  C-1

Item 24. Persons Controlled by or under Common Control with
         Registrant........................................................  C-2

Item 25. Indemnification ..................................................  C-3

Item 26. Business and Other Connections of Investment Adviser .............  C-5

Item 27. Principal Underwriters ...........................................  C-9

Item 28. Location of Accounts and Records ................................. C-10

Item 29. Management Services .............................................. C-10

Item 30. Undertakings ..................................................... C-10

*Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.


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

                                     PART A

      Item 4. -- Investment Objectives, Principal Investment Strategies, and
                 Related Risks.


      Quantitative Master Series Trust (the "Trust" or the "Registrant") is a no-load, open-end management investment company which was organized as a Delaware business trust on August 28, 1996. Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International (GDP Weighted) Index Series ("International (GDP Weighted) Index Series"), Master International (Capitalization Weighted) Index Series ("International (Capitalization Weighted) Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced International Series ("Enhanced International Series"), Master QA Large Cap Core Series ("QA Large Cap Core Series"), Master QA Large Cap Value Series ("QA Large Cap Value Series"), Master QA Large Cap Growth Series ("QA Large Cap Growth Series"), Master QA Mid Cap Series ("QA Mid Cap Series"), Master QA Small Cap Series ("QA Small Cap Series") and Master QA International Series ("QA International Series") (together, the "Series" and each, a "Series") are each separate series of the Trust. The Index Series, except for the Extended Market Index Series, and the Enhanced Series (as each such term is defined herein) are non-diversified investment companies and the QA Series (as defined herein) and the Extended Market Index Series are diversified investment companies, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved.

            INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

                                    * * * *

                                  INDEX SERIES

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International (GDP Weighted) Index Series and International (Capitalization Weighted) Index Series (each an "Index Series" and collectively, the "Index Series").

      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P 500") as closely as possible before the deduction of Series expenses.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's(R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses.


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

      International (GDP Weighted) Index Series

      The investment objective of the International (GDP Weighted) Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East GDP Weighted Index (the "EAFE (GDP Weighted) Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE (GDP Weighted) Index is based on the gross domestic product of each of the countries in the index.

      International (Capitalization Weighted) Index Series

      The investment objective of the International (Capitalization Weighted) Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East Capitalization Weighted Index (the "EAFE (Capitalization Weighted) Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE (capitalization weighted) Index is based on the market capitalization of companies included in the Index.

      The EAFE (GDP Weighted) Index and EAFE (Capitalization Weighted) Index are composed of equity securities of companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE (GDP Weighted) Index and EAFE (Capitalization Weighted) Index are selected from among the larger capitalization companies in these markets.

      There can be no assurance that the investment objectives of the Index Series will be achieved.

      The S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International (GDP Weighted) Index Series and International (Capitalization Weighted) Index Series are Index Series. These Series will not attempt to buy or sell securities based on the Investment Adviser's (as defined below) economic, financial or market analysis, but will instead employ a "passive" investment approach. This means that the Investment Adviser will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the respective index before deduction of expenses. An Index Series will buy or sell securities only when the Investment Adviser believes it is necessary to do so in order to match the performance of the respective index. Accordingly, it is anticipated that an Index Series' portfolio turnover and trading costs will be lower than that of an "actively" managed fund. However, the Index Series have operating and other expenses, while an index does not. Therefore, each Index Series may tend to underperform its target index to some degree over time.

      Each Index Series will be substantially invested in securities in the applicable index, and will normally invest at least 80% of its assets in securities or other financial instruments which are contained in or correlated with securities in the applicable index. An Index Series may change its target index if the Investment Adviser believes a different index would better enable the Index Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Index Series may be changed without shareholder approval. In addition to the investment strategies described below, each Index Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending.

      Each Index Series will also invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations and repurchase agreements. To the extent an Index Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index. The Index Series will not invest in options, futures, other derivative instruments or short term money market instruments in order to lessen the Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times.

      S&P 500 Index Series

      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. A market-weighted index is an index in which the weighting of each security is based on its market capitalization, which is the number of a company's outstanding shares multiplied by a share's current market value and is a measure of a company's size. In a market-weighted index, changes in the price of a company with a large capitalization affect the level of the index more than changes in the price of a company with a smaller market capitalization. Currently, the largest stocks in the S&P 500 have an effect on the performance of the index that is many times greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by the Standard & Poor's Rating Group ("S&P"), a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment.

      The Series may invest in all 500 stocks in the S&P 500 (other than Merrill Lynch & Co., Inc. ("ML & CO.")) in roughly the same proportions as their weightings in the S&P 500. For example, if 2% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, when the Investment Adviser believes it would be cost efficient, the Investment Adviser is authorized to deviate from full replication and instead invest in a statistically selected sample of the 500 stocks in the S&P 500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole, but which involves less transaction cost than would be incurred through full replication. The Investment Adviser may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500's performance to do so. If the Investment Adviser uses these techniques, the Series may not track the S&P 500 as closely as it would if it were fully replicating the S&P 500.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts linked to the performance of the S&P 500. Derivatives allow the Series to increase or decrease its exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Mid Cap Index Series.

      The Standard & Poor's (R) Mid Cap 400 Index ("S&P 400") is composed of 400 common stocks issued by U.S. mid-capitalization companies in a wide range of businesses. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks. The S&P 400 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 400 are chosen by S&P. S&P chooses stocks for inclusion in the S&P 400 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 400 does not mean that S&P believes the stock to be an attractive investment.

      The Series may invest in all 400 stocks in the S&P 400 in roughly the same proportions as their weightings in the S&P 400. For example, if 2% of the S&P 400 is made up of the stock of a particular company, the Series may invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, when the Investment Adviser believes it would be cost efficient the Series may deviate from full replication and instead invest in a sample of 400 stocks in the S&P 400 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 400 as a whole, but which involves fewer transaction costs than would be incurred through full replication. The Investment Adviser may also purchase stocks not included in the S&P 400 when it believes that it would be a cost efficient way of approximating the S&P 400's performance to do so. If the Investment Adviser uses these techniques, the Series may not track the S&P 400 as closely as it would if it were fully replicating the S&P 400.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts linked to the performance of the S&P 400. Derivatives allow the Series to increase or decrease its exposure to the S&P 400 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Extended Market Index Series


      The Wilshire 4500 is composed of all of the U.S. headquartered equity securities regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P
500. The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 6,500 stocks (the number of stocks has grown since the index was created in 1983). As of the most recent update of the Wilshire 4500 as of September 29, 2000, the largest stock in the index had a market capitalization of approximately $97.9 billion, the smallest stock in the index had a market capitalization of less than approximately $1 million and the weighted average market capitalization of stocks in the index was approximately $9.8 billion.


      Additions to the index are made once a month after the month-end close, and initial public offerings will generally be added at the end of the month (provided there is a "good" shares outstanding value). Issues spun-off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index on the day it fails index inclusion guidelines. Also, a security will be excluded from the index on the day it does not price but may reenter the index when it resumes pricing.

      The Series may not invest in all of the common stocks in the Wilshire 4500, or in the same weightings as in the Wilshire 4500. Instead, the Series may invest in a sample of the stocks included in the Wilshire 4500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Wilshire 4500 as a whole.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts linked to the performance of the Wilshire 4500. Derivatives allow the Series to increase or decrease its exposure to the Wilshire 4500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Small Cap Index Series

      The Russell 2000 is composed of the common stocks of the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. As of the most recent update of the Russell 2000 in June 2000, the largest stock in the index had a market capitalization of approximately $1.5 billion and the average market capitalization of stocks in the index was approximately $500 million. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company's selection of a stock for the Russell 2000 does not mean that Frank Russell Company believes the stock to be an attractive investment.

      The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

      The Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series may invest in a sample of the stocks included in the Russell 2000 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Aggregate Bond Index Series

      The Aggregate Bond Index is a market-weighted index comprised of 6,500 dollar-denominated investment grade bonds with maturities greater than one year, as chosen by Lehman Brothers Holding Inc. ("Lehman Brothers"). The Aggregate Bond Index includes:

         o    U.S. government and government agency securities

         o securities issued by supranational entities, such as the World Bank

         o securities issued by foreign governments and U.S. and foreign corporations

         o mortgage-backed securities (securities that give their holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans)

Lehman Brothers' selection of a bond for the Aggregate Bond Index does not mean that Lehman Brothers believes the security to be an attractive investment.

      The Series may not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Instead, the Series may invest in a sample of bonds included in the Aggregate Bond Index, or in a sample of bonds not included in the index but correlated with bonds that are in the index, and in derivative instruments correlated with the Aggregate Bond Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series may invest in bonds not included in the index, but which are selected to reflect characteristics such as maturity, duration, or credit quality similar to bonds in the index as a whole. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Aggregate Bond Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Aggregate Bond Index Series may have a higher portfolio turnover rate than the other Index Series.

      Because the Aggregate Bond Index is composed of investment grade bonds, the Series will invest in corporate bonds rated investment grade (rated at least Baa3 by Moody's Investors Services, Inc. or BBB by S&P), or if unrated, of comparable quality. The Series may continue to hold a security that is downgraded below investment grade.

      The Series will usually invest a substantial portion of its assets in mortgage-backed securities. Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie
Mac) or Fannie Mae. Principal and interest payments on mortgage-backed securities issued by the Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk. Mortgage-backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk.

      The Series may also purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery. This is when the Series buys or sells securities with payment and delivery taking place in the future so that the Series can lock in a favorable yield and price at the time of entering into the transaction. The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a future date from the same party. During the period between the Series' sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series may also enter into standby commitment agreements in which the Series is committed, for a stated period of time, to buy a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment, and the Series is paid a commitment fee whether the security is issued or not.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with the performance of the Aggregate Bond Index. Derivatives may allow the Series to increase or decrease its exposure to the Aggregate Bond Index quickly and at less cost than buying or selling bonds. The Series may invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      International (GDP Weighted) Index Series

      The EAFE (GDP Weighted) Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE (GDP Weighted) Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE (GDP Weighted) Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE (GDP Weighted) Index among these countries is based upon each country's gross domestic product and not relative market capitalizations. This means that the index places greater weight on companies from countries with the highest gross domestic product and these countries have the most effect on the index's performance. Because gross domestic product generally changes less over time than market capitalization, this results in the relative country weightings in the EAFE (GDP Weighted) Index changing less over time than in capitalization-weighted international indices. The stocks in the EAFE (GDP Weighted) Index are chosen by Morgan Stanley Capital International, Inc. ("Morgan Stanley"). Morgan Stanley chooses stocks for inclusion in the EAFE (GDP Weighted) Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE (GDP Weighted) Index is generally considered broadly representative of the performance of stocks traded in the international markets. Morgan Stanley's selection of a stock for the EAFE (GDP Weighted) Index does not mean that Morgan Stanley believes the stock to be an attractive investment.

      The Series may not invest in all of the countries, or all of the companies within a country, represented in the EAFE (GDP Weighted) Index, or in the same weightings as the EAFE (GDP Weighted) Index. Instead, the Series may invest in a statistically selected sample of equity securities included in the EAFE (GDP Weighted) Index and in derivative instruments correlated with components of the EAFE (GDP Weighted) Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with countries within the EAFE (GDP Weighted) Index. Derivatives allow the Series to increase or decrease its exposure to the EAFE (GDP Weighted) Index quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index. A short sale is the sale of securities borrowed from others with the expectation that the price of the security will fall before the Series must purchase the security to return it to the lender.

      International (Capitalization Weighted) Index Series

      The EAFE (Capitalization Weighted) Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE (Capitalization Weighted) Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE (Capitalization Weighted) Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE (Capitalization Weighted) Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE (Capitalization Weighted) Index are chosen by Morgan Stanley & Co., Incorporated ("MSCI"). MSCI chooses stocks for inclusion in the EAFE (Capitalization Weighted) Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE (Capitalization Weighted) Index is generally considered broadly representative of the performance of stocks traded in the international markets. MSCI's selection of a stock for the EAFE (Capitalization Weighted) Index does not mean that MSCI believes the stock to be an attractive investment.

      The Series will, under normal circumstances, invest in all of the countries represented in the EAFE (Capitalization Weighted) Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE (Capitalization Weighted) Index, or in the same weightings as the EAFE (Capitalization Weighted) Index. Instead, the Series may invest in a sample of equity securities included in the EAFE (Capitalization Weighted) Index and in derivative instruments correlated with countries within the EAFE (Capitalization Weighted) Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

      The Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with countries within the EAFE (Capitalization Weighted) Index. Derivatives allow the Series to increase or decrease its exposure to the EAFE (Capitalization Weighted) Index quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

                                    * * * *

                                ENHANCED SERIES

      Enhanced S&P 500 Series and Enhanced International Series (each an "Enhanced Series" and collectively, the "Enhanced Series").

      The Enhanced S&P 500 Series and the Enhanced International Series seek to provide a total return exceeding the respective index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Each Enhanced Series invests at least 80% of its assets in stocks of companies in its respective index, and options, futures and other derivative instruments correlated with components of that index. Each Enhanced Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of its respective index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to its respective index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage (for example, arbitrage between different share classes of a company or a single share class listed on different exchanges), and (3) biasing the portfolio (relative to the index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes may enhance performance.

      Each Enhanced Series will invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations and repurchase agreements. To the extent an Enhanced Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain exposure to the index.

      An Enhanced Series may change its target index if the Investment Adviser believes a different index would better enable the Enhanced Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Enhanced Series may be changed without shareholder approval. In addition to the investment strategies described below, each Enhanced Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending.

      Enhanced S&P 500 Series

      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. Currently, the largest stocks in the S&P 500 have an effect on the performance of the index that is many times greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment.

      The Enhanced S&P 500 Series invests at least 80% of its assets in stocks of companies in the S&P 500 and options, futures and other derivative instruments based on that index. The Enhanced S&P 500 Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 500 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 500. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, and (3) biasing the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance.

      The Enhanced S&P 500 Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, and share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 500, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the S&P 500) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series may also invest in new issues, convertible securities, foreign securities, and foreign currency exchange contracts, and sell covered call options. For more information on these and other investments of the Series, please see Part B.

      Enhanced International Series

      The EAFE (Capitalization Weighted) Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the U.S. Companies included in the EAFE (Capitalization Weighted) Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE (Capitalization Weighted) Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the EAFE (Capitalization Weighted) Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE (Capitalization Weighted) Index are chosen by MSCI. MSCI chooses stocks for inclusion in the EAFE (Capitalization Weighted) Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE (Capitalization Weighted) Index is generally considered broadly representative of the performance of stocks traded in the international markets. MSCI's selection of a stock for the EAFE (Capitalization Weighted) Index does not mean that MSCI believes the stock to be an attractive investment.

      The Enhanced International Series invests at least 80% of its assets in stocks of companies in the EAFE (Capitalization Weighted) Index and options, futures and other derivative instruments based on components of that index. The Enhanced International Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the EAFE (Capitalization Weighted) Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the EAFE (Capitalization Weighted) Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, and (3) biasing the portfolio (relative to the EAFE (Capitalization Weighted) Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance.

      The Enhanced International Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with components of the EAFE (Capitalization Weighted) Index. Derivatives allow the Series to increase exposure to the EAFE (Capitalization Weighted) Index quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE (Capitalization Weighted) Index or to bias the portfolio (relative to the EAFE (Capitalization Weighted) Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees an opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, and share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE (Capitalization Weighted) Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE (Capitalization Weighted) Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the EAFE (Capitalization Weighted) Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series may also invest in new issues, convertible securities, foreign securities, and foreign currency exchange contracts, and sell covered call options. For more information on these and other investments of the Series, please see Part B.

                                    QA SERIES

      QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Series, QA Mid Cap Series, QA Small Cap Series, and QA International Series (each a "QA Series" and collectively, the "QA Series").

QA Large Cap Core Series

      The investment objective of the QA Large Cap Core Series is to provide long term growth of capital.

QA Large Cap Value Series

      The investment objective of the QA Large Cap Value Series is primarily to provide long term growth of capital and secondarily to provide dividend income.

QA Large Cap Growth Series

      The investment objective of the QA Large Cap Growth Series is to provide long term growth of capital.

QA Mid Cap Series

      The investment objective of the QA Mid Cap Series is to provide long term growth of capital.

QA Small Cap Series

      The investment objective of the QA Small Cap Series is to provide long term growth of capital.

QA International Series

      The investment objective of the QA International Series is to provide long term growth of capital.

      We cannot guarantee that a QA Series will achieve its objectives.

      Each QA Series (other than the QA International Series) will normally invest at least 65% of its total assets in equity securities of U.S. issuers. Each of the QA Large Cap Core Series, QA Large Cap Value Series and QA Large Cap Growth Series will normally invest at least 65% of its total assets in equity securities of large-capitalization companies. Large-capitalization companies are companies that have market-capitalizations in the range of companies included in the S&P 500. Each of the QA Mid Cap Series and QA Small Cap Series will normally invest at least 65% of its total assets in equity securities of mid-capitalization companies and small-capitalization companies, respectively. Mid-capitalization companies are companies that have market capitalizations in the range of companies included in the S&P 400. Small-capitalization companies are companies that have market capitalizations in the range of companies included in the Standard & Poor's Small Cap 600 Index (the "S&P 600"). The QA International Series will normally invest at least 65% of its total assets in equity securities of companies whose primary trading markets are located in foreign countries included in the EAFE (Capitalization Weighted) Index.


      The Investment Adviser will seek to maximize each Series' growth of capital by investing in securities to create a portfolio that has risk and style characteristics similar to those of a particular market segment. The Investment Adviser will use three principal strategies to select investments for each Series. First, the Investment Adviser will use objective quantitative criteria to construct an "optimal" portfolio of investments that has similar risk and style characteristics as a particular market segment, but which will overweight sectors the Investment Adviser believes to be attractive and underweight sectors the Investment Adviser believes to be less attractive. Next, the Investment Adviser will analyze the stocks among such sectors using technical and in-depth quantitative research to identify those stocks that may perform well relative to the overall market segment. This analysis is designed to identify a portfolio of investments that the Adviser believes will outperform the market segment. Depending on the QA Series, this analysis involves selection of stocks through a "value" strategy, a "growth" strategy or a blend of the two. Third, the Investment Adviser will use quantitative risk management techniques to ensure that each Series' portfolio remains consistent with, and within appropriate risk levels relative to, its respective market segment. The market segment and style of investment analysis for each of the QA Series is as follows:

Series                                            Market Segment
--------------------------------------------------------------------------------
QA Large Cap Core Series            stocks of large-capitalization companies
                                    selected through a blend of "value" and
                                    "growth" strategies
--------------------------------------------------------------------------------
QA Large Cap Value Series           stocks of large-capitalization companies
                                    selected through a "value" strategy
--------------------------------------------------------------------------------
QA Large Cap Growth Series          stocks of large-capitalization companies
                                    selected through a "growth" strategy
--------------------------------------------------------------------------------
QA Mid Cap Series                   stocks of mid-capitalization companies
                                    selected through a blend of "value" and
                                    "growth" strategies
--------------------------------------------------------------------------------
QA Small Cap Series                 stocks of small-capitalization companies
                                    selected through a blend of "value" and
                                    "growth" strategies
--------------------------------------------------------------------------------
QA International Series             stocks of companies whose primary trading
                                    markets are located outside of the United
                                    States with an emphasis on larger
                                    capitalization companies in these markets
                                    selected through a blend of "value" and
                                    "growth" strategies
--------------------------------------------------------------------------------

      The Investment Adviser will use portfolio construction techniques to structure the "optimal" portfolio. These portfolio construction techniques rely on objective formulas, and are designed to maintain a disciplined and style controlled strategy for each Series. The Investment Adviser then will use technical and in-depth quantitative analysis to select individual investments from the universe of the "optimal" portfolio. Quantitative analysis focuses on quantifiable measures such as the value of assets and profitability as opposed to qualitative considerations such as the character of management. This technical and in-depth quantitative analysis is the most significant part of the investment process, and is designed to identify those investments that the Investment Adviser believes will outperform the relevant market segment.

      The technical and in-depth quantitative analysis focuses on a variety of measures, such as

      o   earnings (surprises and analysts' revisions)
      o   momentum (price and earnings)
      o valuation (enterprise value, price versus cash flows, and dividend discount models).

      For each QA Series, the Investment Adviser will emphasize identifying and purchasing those stocks that it believes are priced most attractively and which appear to present good opportunities for gain, based on the Investment Adviser's technical and in-depth quantitative analysis. The QA Large Cap Value Series will focus on stocks of companies that appear to be undervalued by the market or which appear to be temporarily out of favor, but which the Investment Adviser believes offer promising long term prospects. The QA Large Cap Growth Series will focus on stocks of companies that are expected to have better prospects for earnings growth than the growth rate of the general domestic economy. The Investment Adviser will use a blend of value and growth strategies in selecting investments for the other four Series.

      To achieve further efficiencies, and/or add value, each Series may also invest in futures contracts. The Investment Adviser will select futures that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market or market segment. Each Series will regularly invest a small portion of its assets in futures contracts correlated with an index representing the Series' particular market segment. Futures allow the Series to increase or decrease exposure to the market segment quickly and at less cost than buying or selling individual stocks. Each QA Series will invest in futures in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. Each QA Series also will invest in futures whenever the Investment Adviser believes a futures contract presents price or return characteristics superior to those of stocks represented in the market segment. Furthermore, the QA International Series will use futures as an efficient and less costly way of increasing or decreasing its exposure to stocks of companies in particular countries represented in its market segment. The QA Series will consider futures that provide exposure to equity indices to be equity securities for purposes of the percentages described above.

      Each of the market segments targeted by a QA Series is reflected in a broad-based market index. Therefore, while none of the Series is an index series that seeks to replicate an index, the portfolio construction techniques discussed above are designed with the goal of ensuring that each Series will have risk and style characteristics similar to the index listed below:


Series                                                Index
--------------------------------------------------------------------------------
QA Large Cap Core Series            S&P 500
--------------------------------------------------------------------------------
QA Large Cap Value Series           Standard & Poor's 500/Barra Value Index,
                                    which consists of the common stocks in the
                                    S&P 500 that are considered to be "value"
                                    stocks.
--------------------------------------------------------------------------------
QA Large Cap Growth Series          Standard & Poor's 500/Barra Growth Index,
                                    which consists of the common stocks in the
                                    S&P 500 that are considered to be "growth"
                                    stocks.
--------------------------------------------------------------------------------
QA Mid Cap Series                   S&P 400
--------------------------------------------------------------------------------
QA Small Cap Series                 S&P 600
--------------------------------------------------------------------------------
QA International Series             EAFE (Capitalization Weighted) Index
--------------------------------------------------------------------------------


      Each QA Series may invest in short term, fixed-income securities that are considered to be cash equivalents. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations and repurchase agreements. The QA Series will not invest in short term money market instruments in order to lessen the QA Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times.

      Each QA Series' investment objective is fundamental and may not be changed without shareholder approval. Each QA Series' policies not specifically designated as fundamental in Parts A or B of this Registration Statement are non-fundamental and may be changed without shareholder approval.

                                INVESTMENT RISKS

      This section contains a summary discussion of the principal risks of investing in a Series. As with any mutual fund, the value of a Series' investments - and therefore the value of a Series' shares - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. Generally, when interest rates go up, the value of debt instruments goes down. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. At other times, there are specific factors that may affect the value of a particular investment. If the value of a Series' investments goes down, you may lose money.

            S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced Series and QA Series.

      Stock Market Risk -- Stock market risk is the risk that the stock markets in one or more countries in which a Series invests will go down in value, including the possibility that one or more markets will go down sharply and unpredictably.

      Aggregate Bond Index Series

      Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Aggregate Bond Index Series can hold bonds of any maturity. As a result, if the Series invests a large amount in long-term bonds, the Series' value could change significantly in response to a relatively small change in interest rates. Stripped securities may be highly sensitive to changes in interest rates. Stripped securities are securities that take two components of a debt security (principal and interest) and break them apart. The resulting two securities may be sold separately and may perform differently.

      Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Series will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. While the Series invests only in money market securities of highly rated issuers, those issuers may still default on their obligations.

      Event Risk -- Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events, which may be financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds may decline significantly.

      Mortgage-Backed Securities -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Series has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

      Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

      Dollar Rolls -- Dollar rolls involve the risk that the market value of the securities that the Series is committed to buy may decline below the price of the securities the Series has sold. These transactions may involve leverage. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

      Standby Commitment Agreements -- Standby commitment agreements involve the risk that the security will lose value prior to its delivery to the Series. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security, in which case the Series has lost the investment opportunity for the assets it had set aside to pay for the security and any gain in the security's price.

      When Issued Securities, Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Series both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

      Foreign Government Debt -- The Aggregate Bond Index Series may invest in debt securities issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) or their agencies. Investments in these securities subject the Series to the risk that a government entity may delay or refuse to pay interest or repay principal on its debt for various reasons, including cash flow problems, insufficient foreign currency reserves, political considerations, or the relative size of its debt position to its economy. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding that the Series can use to collect payments on debt securities that a government entity has not repaid.

         Aggregate Bond Index Series, International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series

      Foreign Market Risk -- Since a Series may invest in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because stocks traded on foreign markets have often (though not always) performed differently than stocks in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Series will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

         o The economies of certain foreign markets often do not compare favorably with the economy of the United States in respect to such issues as growth of gross domestic product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

         o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

         o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Series' ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect a Series' operations.

         o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

         o Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for a Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

         o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and a Series' assets may be uninvested and not earning returns. A series may miss investment opportunities or be unable to sell an investment because of these delays.

      Governmental Supervision and Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Investment Adviser to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Series can earn on its investments.

      International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series

      Currency Risk and Exchange Risk -- Securities in which a Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Certain Risks of Holding Series Assets Outside the United States -- The Series generally hold their foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Series to buy, sell, and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Series can earn on its investments and typically results in a higher operating expense ratio for the Series than investment companies invested only in the U.S.

      European Economic and Monetary Union (EMU) -- A number of European countries have entered into EMU in an effort to reduce trade barriers between themselves and eliminate fluctuations in their currencies. EMU established a single European currency (the euro), which was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) have been redenominated in the euro. These securities trade and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which a Series invests, the Series could be adversely affected if the transition to the euro, or EMU as a whole, does not proceed as planned or if a participating country withdraws from EMU.

         Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, QA Mid Cap Series and QA Small Cap Series.

      Small Cap Risk -- Small cap companies and, to a lesser extent, midcap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Series' investment in a small cap or midcap company may lose substantial value.

      The securities of small cap companies and, to a lesser extent, midcap companies generally trade in lower volumes and are subject to greater and less predictable price changes than securities of larger, more established companies. Investing in smaller and, to a lesser extent, midcap companies requires a long term view.

      Volatility -- Stocks of small and medium companies tend to be more volatile than stocks of larger companies and can be particularly sensitive to expected changes in interest rates, borrowing costs and earnings.


      Index Series (not including the Extended Market Index Series) and Enhanced Series


      Non-Diversification Risk -- Each Series is a non-diversified series. By concentrating in securities of a smaller number of issuers, a Series' risk is increased because developments affecting an individual issuer have a greater impact on a Series' performance.


      Index Series and Enhanced Series


      Short Sales -- When a Series makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale.

      If the price of the security sold short increases between the time of the short sale and the time the Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although the Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own.

      Index Series, Enhanced Series and QA Series

      Selection Risk -- Selection risk is the risk that the investments that the Investment Adviser selects will underperform the stock markets or other funds with similar investment objectives and investment strategies. This risk is greater for the Enhanced Series, because of their strategy of overweighting or underweighting companies relative to their respective index.

      Enhanced Series and QA Series

      Arbitrage/Correlation Risk -- Each Series may engage in index arbitrage, and the Enhanced Series may engage in index arbitrage and other types of arbitrage. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets. Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Investment Adviser. Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear. In the event the price discrepancies do not disappear or widen, however, a Series could lose money on an arbitrage trade.

      All Series

      Derivatives -- A Series may use derivative instruments including futures, forwards and options, options on futures, swaps and indexed securities. Futures are private contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Forwards are exchange-traded contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Options are exchange-traded or private contracts involving the right of a holder to deliver (a "put") or receive (a "call") certain assets (or a money payment based on the change in value of certain assets or an index) from another party at a specified price within a specified time period. Options on futures are options in which the underlying asset is a futures contract. Swaps are private contracts involving the obligation of a party to exchange specified payments (which may be based on the value of an index or asset) with another party at specified times. Indexed securities are debt obligations that return a variable amount of principal or interest based on the value of an index at a specified time.

      Derivatives are volatile and involve significant risks, including:

         o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Series.

         o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      A Series may use derivatives for anticipatory hedging and the QA Series may use derivatives for non-hedging purposes. Anticipatory hedging is a strategy in which a Series uses a derivative to offset the risk that securities in which the Series intends to invest will increase in value before the Series has an opportunity to purchase the securities. A Series will use derivatives for anticipatory hedging in order to gain exposure efficiently to their underlying indexes or market segments in the event the Series receive cash inflows. Derivatives may not always be available or cost efficient. If a Series invests in derivatives, the investments may not be as effective as a hedge against price movements.

      Borrowing and Leverage -- The Series may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Series shares and in the yield on a Series' portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series' return. Certain securities that a Series buys may create leverage, including, for example, when issued securities, forward commitments, options, warrants and reverse purchase agreements.

      Illiquid Securities -- Each Series may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If a Series buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

      Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that a Series buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

      Restricted securities may be illiquid. A Series may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Series may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Series management or the Investment Adviser receives material adverse nonpublic information about the issuer, a Series will not be able to sell the security.

      Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

      Securities Lending -- Each Series may lend securities with a value not exceeding 33 1/3% of its total assets to financial institutions that provide government securities as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and the value of the collateral falls. These events could trigger adverse tax consequences to a Series.

      If you would like further information about the Series, including how they invest, please see Part B.

Investment Adviser

Item 6.  Management, Organization, and Capital Structure.

      Effective August 2, 1999, Fund Asset Management, L.P. replaced Merrill Lynch Investment Managers, L.P. (previously known as Merrill Lynch Asset Management, L.P.) ("MLIM") as the investment adviser of the Index Series and the Enhanced Series. Fund Asset Management, L.P. is an affiliate of MLIM, which shares substantially the same investment personnel, including the personnel responsible for providing management services to the Index Series and Enhanced Series. Fund Asset Management, L.P., doing business as Mercury Advisers (the "Investment Adviser" or "FAM"), manages all of the Series' investments and their business operations under the overall supervision of the Board of Trustees (the "Trustees") of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Series. The principal business address of the Investment Adviser is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

      The table below shows the fee earned by the Investment Adviser and its affiliate at the annual rates of the average daily net assets of each of the Series listed below as follows:



 Series                        Actual                        Fee Rate for the Period Ended         Fee Rate for the Period Ended
                             Current Fee   Contract Fee        December 31, 1999 (does not     December 31, 1999 (reflects voluntary
                               Rate          Rate(2)         reflect voluntary fee waivers)         waiver where applicable)
Master S&P 500 Index Series(1)  0.005%        0.05%                      0.03%                                 0.03%

Master Small Cap Index
Series(1)                       0.01%         0.08%                      0.05%                                 0.03%

Master Aggregate Bond Index
Series(1)                       0.01%         0.06%                      0.04%                                 0.04%

Master International (GDP
Weighted) Index Series(1)       0.01%         0.11%                      0.07%                                 0.06%

Master Enhanced International
Series                          0.01%         0.01%                      0.01%                                 0.00%


----------
(1) Effective August 2, 1999, the Investment Adviser has entered into a contract with the Trust on behalf of each Series designated above and certain corresponding "feeder" funds that are registered investment companies (each a "Feeder Fund") that provides that the management fee for each Series when combined with the administrative fee of each such corresponding Feeder Fund, will not exceed 0.25% of the Merrill Lynch S&P 500 Index Feeder Fund, 0.30% of the Merrill Lynch Small Cap Index Feeder Fund, 0.20% of the Merrill Lynch Aggregate Bond Index Feeder Fund and 0.35% of the Merrill Lynch International (GDP Weighted) Index Feeder Fund. As a result of this contractual arrangement, the current fee rate payable to the Investment Adviser is: S&P 500 Index Series: 0.005%; Small Cap Index Series: 0.01%; Aggregate Bond Index Series: 0.01%, and International (GDP Weighted) Index Series: 0.01%, as shown above.

(2) Excluding fee waivers.

      The Investment Adviser earns or will earn fees at the annual rates of the average daily net assets of each of the Series listed below, none of which has been in operation for a full year, as follows:

                                           Contractual
                                            Fee Rate
Series
Mid Cap Index Series                          0.01%
Extended Market Index Series                  0.01%
International (Capitalization Weighted)
Index Series                                  0.01%
Enhanced S&P 500 Series                       0.01%
QA Large Cap Core Series                      0.40%
QA Large Cap Value Series                     0.40%
QA Large Cap Growth Series                    0.40%
QA Mid Cap Series                             0.55%
QA Small Cap Series                           0.55%
QA International Series                       0.65%

      The Investment Adviser has contractually agreed that expenses incurred (excluding Distribution and/or Service Fees) by each class of each corresponding Feeder Fund of the QA Series will not exceed 1.50% for the corresponding Feeder Fund of the QA Large Cap Core Series, QA Large Cap Value Series, and QA Large Cap Growth Series, 1.65% for the corresponding Feeder Fund of the QA Mid Cap Series and QA Small Cap Series and 1.75% for the corresponding Feeder Fund of the QA International Series.

      FAM was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. FAM is part of the Asset Management Group of ML & Co., which had approximately $591 billion in investment company and other portfolio assets under management as of August 2000. This amount includes assets managed for affiliates.

      Eric S. Mitofsky is the Portfolio Manager of the S&P 500 Index Series, the International (GDP Weighted) Index Series and the Small Cap Index Series. Mr. Mitofsky has been a First Vice President of FAM since 1997 and was a Vice President from 1992 to 1997.

      Gregory Mark Maunz is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Maunz has been a First Vice President of FAM since 1997, a Vice President from 1987 to 1997 and a Portfolio Manager of FAM since 1984.

      Christopher G. Ayoub is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Ayoub has been a First Vice President of FAM since 1998 and was a Vice President from 1985 to 1998.

      Jeffrey B. Hewson is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Hewson has been a Director (Global Fixed Income) of FAM since 1998, a Vice President from 1989 to 1998 and a Portfolio Manager of FAM since 1985.

      Richard Vella is the Portfolio Manager of the International (Capitalization Weighted) Index Series, the Enhanced International Series, the Mid Cap Index Series and the Extended Market Index Series. Mr. Vella has been a First Vice President of the Investment Adviser and certain of its affiliates since 1999, a Managing Director of Global Index Funds of Bankers Trust from 1997 to 1999, a Managing Director of International Index Funds of Bankers Trust from 1995 to 1999, a Vice President of International Index Funds of Bankers Trust from 1990 to 1995, an Assistant Vice President of International Index Funds of Bankers Trust from 1987 to 1990 and an Assistant Treasurer of Bankers Trust from 1985 to 1986.

      Frank Salerno is the Portfolio Manager of the Enhanced S&P 500 Series. Mr. Salerno joined the Investment Adviser and its affiliates in 1999. Prior to joining the Investment Adviser and its affiliates, Mr. Salerno held various positions with Bankers Trust, the most recent of which was Managing Director and Chief Investment Officer of Structured Investments at Bankers Trust. He joined Bankers Trust in 1981.

      Philip Green is a Senior Vice President and Portfolio Manager of each QA Series and is primarily responsible for the day-to-day management of the QA Series' respective portfolios. Mr. Green has been a Senior Vice President of FAM and certain of its affiliates since 1999, a Managing Director and Portfolio Manager of Global Institutional Services at Bankers Trust from 1997 to 1999, a Vice President of Quantitative Equities at Bankers Trust in 1996, a Vice President of Asset Allocations Strategies at Bankers Trust from 1994 to 1996, a Vice President of Foreign Exchange and Currency Overlay Strategies at Bankers Trust from 1988 to 1999 and an Assistant Treasurer of Asset Management Group at Bankers Trust from 1985 to 1988.

      Capital Stock.

      Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or any Series, investors would be entitled to share, in proportion to their investment in the Trust or Series (as the case may be), in the assets of the Trust or Series available for distribution to investors.

      The Trust is organized as a Delaware business trust and consists of fourteen Series. Each investor is entitled to a vote in proportion to its investment in the Trust or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Trust reserves the right to create and issue interests in additional Series.

      Except as set forth below, investments in the Trust may not be transferred except with the prior written consent of all of the Trustees, but an investor may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange is open at net asset value. Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Trustees.

Item 7. Shareholder Information.

      Pricing.

      Each Series calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (the "Exchange") is open ("Pricing Day"), after the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining the price of an interest in the Series is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Series may trade on weekends or other days when the Series does not price its shares. As a result, a Series' net asset value may change on days when an investor will not be able to purchase or redeem the Series' beneficial interests. If an event occurs after the close of a foreign exchange that is likely to significantly affect the Series' net asset value, "fair value" pricing may be used. This means that the Series may value its foreign holdings at prices other than their last closing prices, and the Series' net asset value will reflect this.

      Each investor in the Trust may add to or reduce its investment in a Series on each Pricing Day. The value of each investor's beneficial interest in a Series will be determined by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the New York Stock Exchange on the next Pricing Day of the Series.

      Purchase of Securities.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the respective Series.

      Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

      Redemption.

      An investor in the Trust may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder without such consent.

      Distributions; Tax Consequences.

      Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.

      It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of shares of the Series. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

Item 8.--Distribution Arrangements.

      Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day. The Trust's placement agent is FAM Distributors, Inc. (previously known as Princeton Funds Distributor, Inc.)("FAMD").

                                     PART B

      Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10.

      Quantitative Master Series Trust (previously defined as the "Trust") currently consists of fourteen series: Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series") Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International (GDP Weighted) Index Series ("International (GDP Weighted) Index Series"), Master International (Capitalization Weighted) Index Series ("International (Capitalization Weighted) Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced International Series ("Enhanced International Series"), Master QA Large Cap Core Series ("QA Large Cap Core Series"), Master QA Large Cap Value Series ("QA Large Cap Value Series"), Master QA Large Cap Growth Series ("QA Large Cap Growth Series"), Master QA Mid Cap Series ("QA Mid Cap Series"), Master QA Small Cap Series ("QA Small Cap Series") and Master QA International Series ("QA International Series"), (each, a "Series" and together, the "Series").

      This Registration Statement has been prepared as a single document consisting of parts A, B, and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") and copies can be obtained, without charge, by calling the Trust at (800) MER-FUND, or by writing to Quantitative Master Series Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011.

A consolidated table of contents for this Registration Statement is included on page 2 of Part A.

Item 11. Trust History

      The Trust is a Delaware business trust organized on August 28, 1996. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced S&P 500 Series, Enhanced International Series, QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Series, QA Mid Cap Series, QA Small Cap Series, and QA International Series are each separate series of the Trust. Prior to August 2, 1999, the Trust was named Merrill Lynch Index Trust and the International (GDP Weighted) Index Series was named the International Index Series. From August 2, 1999 through December 21, 1999, the Trust was named Index Master Series Trust, at which time, the Trust's name was changed to Quantitative Master Series Trust.

Item 12. Description of the Series and Their Investments and Risks

      S&P 500 Index Series (except for the Extended Market Index Series), Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International (GDP Weighted) Index Series and International (Capitalization Weighted) Index Series (collectively, the "Index Series")


      Each Index Series (except for the Extended Market Index Series) is classified as a non-diversified mutual fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Extended Market Index Series is classified as a diversified mutual fund under the Investment Company Act. The investment objective of each Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of a specified securities index.


      The Index Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust, without shareholder approval. The Trustees may also change the target index of an Index Series if they consider that a different index would facilitate the management of the Index Series in a manner which better enables the Index Series to seek to replicate the total return of the market segment represented by the current index.

      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Composite Stock Price Index (the "S&P 500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 500, Fund Asset Management, L.P., doing business as Mercury Advisers (previously defined as the "Investment Adviser" or "FAM"), generally will allocate the S&P 500 Index Series' investments among common stocks in approximately the same weightings as the S&P 500. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Series may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The S&P 500 Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange Inc. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's (R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 400, the Investment Adviser generally will allocate the Mid Cap Index Series' investments among common stocks in approximately the same weightings as the S&P 400. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 400. At times the Series may not invest in all of the common stocks in the S&P 400, or in the same weightings as in the S&P 400. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 400 as a whole. The Mid Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 400 is composed of 400 common stocks issued by U.S.
mid-capitalization companies in a wide range of businesses. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Wilshire 4500, the Investment Adviser may not allocate the Extended Market Index Series' investments among all of the common stocks in the Wilshire 4500, or in the same weightings as the Wilshire 4500. Instead, the Extended Market Index Series may invest in a sample of the stocks included in the Wilshire 4500 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments. The investments to be included in the Extended Market Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Wilshire 4500, with the objective of reducing the selected investment portfolio's deviation from the performance of the Wilshire 4500 (this deviation is referred to as "tracking error"). The Extended Market Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Wilshire 4500 contains all of the U.S. headquartered equity securities regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500 (totaling approximately 6,500 stocks because the number of stocks has grown since the index was created in 1983). The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. A company's stock market capitalization is the total market value of its outstanding shares.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Russell 2000, the Investment Adviser may not allocate the Small Cap Index Series' investments among all of the common stocks in the Russell 2000, or in the same weightings as the Russell 2000. Instead, the Small Cap Index Series may invest in a sample of the stocks included in the Russell 2000 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Russell 2000. The investments to be included in the Small Cap Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Russell 2000 (tracking error). The Small Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Aggregate Bond Index, the Investment Adviser may not allocate the Aggregate Bond Index Series' investments among all of the bonds in the Aggregate Bond Index, or in the same weightings as the Aggregate Bond Index. Instead, the Aggregate Bond Index Series may invest in a statistically selected sample of the bonds included in the Aggregate Bond Index, or in a statistically selected sample of bonds not included in the Aggregate Bond Index but correlated with bonds that are in the Aggregate Bond Index, and in derivative instruments linked to the Aggregate Bond Index. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Aggregate Bond Index. The Series may invest in bonds not included in the Aggregate Bond Index, but which are selected to reflect characteristics such as maturity, duration or credit quality similar to bonds in the Aggregate Bond Index. The investments to be included in the Aggregate Bond Index Series will be selected with the objective of reducing the selected investment portfolio's deviation from the performance of the Aggregate Bond Index (tracking error). Selection of bonds other than those included in the Aggregate Bond Index, or in different weightings from the index, may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Other Investments Policies, Practices and Risk Factors -- Investment in Fixed-Income Securities." The Aggregate Bond Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Aggregate Bond Index is composed primarily of dollar-denominated investment grade bonds in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the Aggregate Bond Index represent issuers from various industrial sectors.

      The Aggregate Bond Index Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Aggregate Bond Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

      Because the Aggregate Bond Index is composed of investment grade bonds, the Aggregate Bond Index Series will invest in corporate bonds rated investment grade -- i.e., those rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB -- by Standard & Poor's Ratings Group ("S&P"), the equivalent by another nationally recognized statistical rating organization ("NRSRO") or, if unrated, of equal quality in the opinion of the Investment Adviser. Corporate bonds ranked in the fourth highest rating category, while considered "investment grade," have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index Series is lowered below Baa or BBB, the Aggregate Bond Index Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in the Appendix.

      The Aggregate Bond Index Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").

      International (GDP Weighted) Index Series

      The investment objective of the International (GDP Weighted) Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East GDP Weighted Index (the "EAFE (GDP Weighted) Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE (GDP Weighted) Index is based on the gross domestic product of each of the countries in the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the EAFE (GDP Weighted) Index, the Investment Adviser may not allocate the Series' investments among all of the countries, or all of the companies within a country, represented in the EAFE (GDP Weighted) Index, or in the same weightings as the EAFE (GDP Weighted) Index. Instead, the Series may invest in a sample of the equity securities included in the EAFE (GDP Weighted) Index and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE (GDP Weighted) Index. The investments to be included in the Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE (GDP Weighted) Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE (GDP Weighted) Index (tracking error). The Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The EAFE (GDP Weighted) Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE (GDP Weighted) Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Malaysia, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE (GDP Weighted) Index among these countries is based upon gross domestic product
(GDP). Market capitalization is the basis for country weightings in the EAFE (Capitalization Weighted) Index (as defined below). Using the GDP weighting tends to decrease the relative weighting of Japan and the United Kingdom while increasing the weighting of certain European countries, generally resulting in a more diversified index.

      International (Capitalization Weighted) Index Series

      The investment objective of the International (Capitalization Weighted) Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East Capitalization Weighted Index (the "EAFE (Capitalization Weighted) Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE (Capitalization Weighted) Index is based on the market capitalization of companies included in the Index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the EAFE (Capitalization Weighted) Index, the International (Capitalization Weighted) Index Series will, under normal circumstances, invest in all of the countries in the EAFE (Capitalization Weighted) Index, but the Investment Adviser may not allocate the Series' investments among all of the companies within a country, represented in the EAFE (Capitalization Weighted) Index, or in the same weightings as the EAFE (Capitalization Weighted) Index. Instead, the Series may invest in a sample of the equity securities included in the EAFE (Capitalization Weighted) Index and in derivative instruments correlated with components of the EAFE (Capitalization Weighted) Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE (Capitalization Weighted) Index. The investments to be included in the International (Capitalization Weighted) Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE (Capitalization Weighted) Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE (Capitalization Weighted) Index (tracking error). The Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The EAFE (Capitalization Weighted) Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE (Capitalization Weighted) Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE (Capitalization Weighted) Index among these countries is based upon each country's relative market capitalization. Gross domestic product is the basis for country weightings in the EAFE (GDP Weighted) Index. Using the market capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

      Enhanced S&P 500 Series

      Enhanced S&P 500 Series and Enhanced International Series (collectively, the "Enhanced Series").

      Each Enhanced Series is classified as a non-diversified mutual fund under the Investment Company Act whose investment objective is to provide total return exceeding the performance of a specified securities index while actively seeking to reduce downside risks as compared with the index.

      The Enhanced Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust, without shareholder approval. The Trustees may also change the target index of an Enhanced Series if they consider that a different index would facilitate the management of the Enhanced Series in a manner which better enables the Enhanced Series to seek total return exceeding the performance of the market segment represented by the current index.

      The investment objective of the Enhanced S&P 500 Series is to provide a total return exceeding the performance of the S&P 500 while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the S&P 500, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 500 and options, futures and other derivative instruments based on that index. The Enhanced S&P 500 Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 500 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 500. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, and (3) biasing the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance.

      The Enhanced S&P 500 Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, and share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 500, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues, convertible securities, foreign securities, foreign currency exchange contracts and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange Inc. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Enhanced International Series

      The investment objective of the Enhanced International Series is to provide a total return exceeding the performance of the EAFE (Capitalization Weighted) Index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the EAFE (Capitalization Weighted) Index, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the EAFE (Capitalization Weighted) Index and options, futures and other derivative instruments based on that index. The Enhanced International Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the EAFE (Capitalization Weighted) Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the EAFE (Capitalization Weighted) Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, and (3) biasing the portfolio (relative to the EAFE (Capitalization Weighted) Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance.

      The Enhanced International Series may invest in derivative instruments, and will normally invest a substantial portion of its assets in options and futures contracts correlated with components of the EAFE (Capitalization Weighted) Index. Derivatives allow the Series to increase exposure to the EAFE (Capitalization Weighted) Index quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE (Capitalization Weighted) Index or to bias the portfolio (relative to the EAFE (Capitalization Weighted) Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, and share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE (Capitalization Weighted) Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE (Capitalization Weighted) Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the EAFE (Capitalization Weighted) Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues, convertible securities and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The EAFE (Capitalization Weighted) Index is composed of approximately 1,000 equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE (Capitalization Weighted) Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE (Capitalization Weighted) Index among these countries is based upon market capitalization, rather than its gross domestic product. Using the capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Fund, QA Mid Cap Series, QA Small Cap Series and QA International Series (collectively, the "QA Series")

      Each QA Series is a separately managed, diversified mutual fund with its own investment objective and policies.

      The table below lists the investment objective of each QA Series.

--------------------------------------- ----------------------------------------
Series                                  Investment Objective
--------------------------------------- ----------------------------------------
QA Large Cap Core Series                to provide long term growth of
                                        capital
--------------------------------------- ----------------------------------------
QA Large Cap Value Series               primarily to provide long term growth of
                                        capital, and secondarily to provide
                                        dividend income
--------------------------------------- ----------------------------------------
QA Large Cap Growth Series              to provide long term growth of capital
--------------------------------------- ----------------------------------------
QA Mid Cap Series                       to provide long term growth of capital
--------------------------------------- ----------------------------------------
QA Small Cap Series                     to provide long term growth of capital
--------------------------------------- ----------------------------------------
QA International Series                 to provide long term growth of capital
--------------------------------------- ----------------------------------------

      Each QA Series will seek to achieve its objective by investing in securities that have risk and style characteristics similar to those of a particular market segment. There can be no assurance that the investment objectives of the QA Series will be achieved.

      The investment objective of each QA Series is a fundamental policy and may not be changed without shareholder approval.

About Indexing and Management of the Index Series

      About Indexing. The Index Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Index Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.

      Indexing and Managing the Series. Each Index Series will be substantially invested in securities in the applicable index, and will invest at least 80% of its assets in securities or other financial instruments which are contained in or correlate with securities in the applicable index (equity securities, in the case of the S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, International

(GDP Weighted) Index Series, International (Capitalization Weighted) Index Series and fixed-income securities, in the case of the Aggregate Bond Index Series).

      Because each Index Series seeks to replicate the total return of its respective index, generally the Investment Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Investment Adviser may omit or remove a security which is included in an index from the portfolio of an Index Series if, following objective criteria, the Investment Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

      The Investment Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to an Index Series or by an Index Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Investment Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Investment Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.

      Each Index Series' ability to replicate the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Index Series, taxes (including foreign withholding taxes, which will affect the International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series and the Aggregate Bond Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Index Series, and the timing and amount of Index Series investors' contributions and withdrawals, if any. In addition, each Index Series' total return will be affected by incremental operating costs (e.g., transfer agency, accounting) that will be borne by the Index Series. Under normal circumstances, it is anticipated that each Index Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a feeder fund level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 50 basis points for the Mid Cap Index Series, 50 basis points for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, 150 basis points for the International (GDP Weighted) Index Series, 50 basis points for the International (Capitalization Weighted) Index Series, 50 basis points for the Aggregate Bond Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees of the Trust (the "Trustees") will consider alternative strategies for the Index Series. Information regarding correlation of an Index Series' performance to that of a target index may be found in the Index Series' annual report.

About Enhanced Indexing and Management of the Enhanced Series

      About Enhanced Indexing. In seeking to provide a total return exceeding the respective index, the Enhanced Series utilize essentially a "passive" or "indexing" investment approach which for the most part does not involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. However, each Enhanced Series does perform some analysis by screening the companies in its index to identify those that, on an overall basis, exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.

      Each Enhanced Series' ability to exceed the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Enhanced International Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Enhanced Series, and the timing and amount of Enhanced Series investor contributions and withdrawals, if any. There can be no assurance that an Enhanced Series will exceed the total return of its respective index. In the event that an Enhanced Series, over time, does not exceed the total return of its index, the Trustees will consider alternative strategies for the Enhanced Series. Information regarding an Enhanced Series' performance relative to that of a target index may be found in the Enhanced Series' annual report.

      Certain types of securities in which an Enhanced Series may invest and certain investment practices that the Enhanced Series may employ are discussed more fully below.

              Other Investment Policies, Practices and Risk Factors

      Cash Management. Generally, the Investment Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Investment Adviser, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of:
(i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by Standard & Poor's Rating Group ("S&P") or, if unrated, of comparable quality in the opinion of the Investment Adviser; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time the Series invest in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short term obligations rated Prime-1 by Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser.

      Dollar Rolls. The Aggregate Bond Index Series may enter into dollar rolls, in which the Aggregate Bond Index Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Aggregate Bond Index

Series forgoes principal and interest paid on the securities sold. The Aggregate Bond Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

      Dollar rolls involve the risk that the market value of the securities subject to the Aggregate Bond Index Series' forward purchase commitment may decline below the price of the securities the Aggregate Bond Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Aggregate Bond Index Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Aggregate Bond Index Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. The Aggregate Bond Index Series will establish a segregated account with its custodian in which it will maintain liquid securities in an aggregate amount equal to the amount of the forward commitment. The Aggregate Bond Index Series will engage in dollar roll transactions to enhance return and not for the purpose of borrowing. Each dollar roll transaction is accounted for as a sale of a portfolio security and a subsequent purchase of a substantially similar security in the forward market.

      Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Investment Adviser may sell a security a Series does not own, or in an amount greater than the Series owns (i.e., make short sales), including in the case of the QA Series, securities or instruments not represented in an index correlating with the QA Series' particular market segment. With respect to the QA Series, such transactions will be used to seek to achieve efficiencies in a QA Series and/or add value to the QA Series. With respect to the Index Series and the Enhanced Series, such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index. Additionally, the Enhanced Series may use short sales to bias the portfolio to enhance performance or in connection with arbitrage transactions. Generally, to complete a short sale transaction, a Series will borrow the security to make delivery to the buyer. A Series is then obligated to replace the security borrowed. The price at the time of replacement may be more or less than the price at which the security was sold by a Series. If the price of a security sold short increases between the time of the short sale and the time a Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although a Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own. Until the security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b) otherwise cover its short position.

      Cash Flows; Expenses. The ability of the Index Series and the Enhanced Series to satisfy their respective investment objectives depends to some extent on the Investment Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Investment Adviser will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency and accounting costs) that will be borne by the Series. Finally, since each Index Series seeks to replicate the total return of its target index, the Investment Adviser generally will not attempt to judge the merits of any particular security as an investment. With respect to the Enhanced Series, the Investment Adviser does perform some analysis by screening the companies in its index to identify those that exhibit statistical characteristics the Investment Advisor believes are associated with outperformance over time.

      Investment in Fixed-Income Securities. Because the Aggregate Bond Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and prepayment risk.

      Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

      Credit risk is the possibility that an issuer of securities held by the Aggregate Bond Index Series will be unable to make payments of either interest or principal when due or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Aggregate Bond Index Series is a function of the diversification and credit quality of its underlying securities.

      The Aggregate Bond Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Aggregate Bond Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

      Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Aggregate Bond Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, certain types of mortgage-backed securities may be paid off more slowly, with the effect that the mortgage-backed securities held by the Aggregate Bond Index Series may exhibit price characteristics of longer-term debt securities.

      Extension risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be repaid more slowly than anticipated. As a general rule, extensions increase during a period of rising interest rates, and decrease during a period of falling interest rates. As a result, during periods of rising interest rates the average maturity of the Aggregate Bond Index Series' portfolio may increase, thus increasing the Series' exposure to interest rate risk.

      The corporate substitution strategy used by the Aggregate Bond Index Series (discussed above) may increase or decrease the Aggregate Bond Index Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.

Foreign Investment Risks

      International Investing. International investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or foreign governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the International (GDP weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series, and QA International Series will (and each other Series may) invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investments in those countries. In addition, certain foreign investments may be subject to foreign withholding taxes. As a result, management of a Series may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular country.

      Sovereign Debt. The Aggregate Bond Index Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt, including the Aggregate Bond Index Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

      European Economic and Monetary Union. For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union (the "Maastricht Treaty") set out a framework for a European Economic and Monetary Union ("EMU") among the countries that comprise the European Union ("EU"). EMU established a single common European currency (the "euro") that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. EMU took effect for the initial EMU participants on January 1, 1999. Certain securities issued in participating EU countries (beginning with government and corporate bonds) have been redenominated in the euro, and are listed, and traded and make dividend and other payments, only in euros.

      No assurance can be given that EMU will continue to proceed as planned, that the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. There is a possibility that EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of participants' national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities that have been redenominated in the euro are transferred back into that country's national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on a Series' investments in Europe generally or in specific countries participating in EMU. Gains or losses resulting from euro conversions may be taxable to a Series' shareholders under foreign or, in certain limited circumstances, U.S. tax laws.

      Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Series can earn on its investments.

      Foreign financial markets, while generally growing in trading volume, typically have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller capital markets, which may result in a Series incurring additional costs and delays in transporting and custodying such securities outside such countries. Delays in settlement could result in temporary periods when assets of a Series are uninvested and no return is earned thereon and could cause a Series to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems either could result in losses to the Series due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser. Brokerage commissions and other transaction costs on foreign securities exchanges are generally higher than in the United States. In some countries, there is less governmental supervision and regulation of exchanges, brokers and issuers than there is in the United States.

      A number of countries have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act"), a Series may invest up to 10% of its total assets in securities of closed-end investment companies, not more than 5% of which may be invested in any one such company. This restriction on investments in securities of closed-end investment companies may limit opportunities for a Series to invest indirectly in certain smaller capital markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Series acquires shares in closed-end investment companies, shareholders would bear both their proportionate share of expenses in a Series (including investment advisory fees) and, indirectly, the expenses of such closed-end investment companies. A Series also may seek, at its own cost, to create its own investment entities under the laws of certain countries.

      In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively-traded securities. The Investment Company Act limits a Series' ability to invest in any equity security of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from "securities related activities" as defined by the rules thereunder. These provisions may restrict a Series' investments in certain foreign banks and other financial institutions.

      The International (GDP weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and
QA International Series will invest in a diverse array of countries.
The securities markets of many countries have at times in the past moved relative independently of one another due to different economic, financial, political and social factors. When such lack of correlation or negative correlation in movements of these securities markets occurs, it may reduce risk for the Series' portfolio as a whole. This negative correlation also may offset unrealized gains the Series has derived from movements in a particular market. To the extent the various markets move independently, total portfolio volatility is reduced when the various markets are combined into a single portfolio. Of course, movements in the various securities markets may be offset by changes in foreign currency exchange rates, where the different markets are denominated in different currencies. Exchange rates frequently move independently of securities markets in a particular country. As a result, gains in a particular securities market may be affected by changes in exchange rates.

      Investment in Emerging Markets. The QA International Series has the ability to invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, an "emerging market country" is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

      Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as
(i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit the Series' investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gain taxes on foreign investors.

      Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for the Series. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such event, it is possible that the Series could lose the entire value of its investments in the affected markets.

      Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the U.S., such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Series' acquisition or disposal of securities.

      Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Series will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable.

      In Russia, for example, registrars are not subject to effective government supervision nor are they always independent from issuers. The possibility of fraud, negligence, undue influence being exerted by the issuers or refusal to recognize ownership exists, which along with other factors could result in the registration being completely lost. Therefore, investors should be aware that the Series would absorb any loss resulting from these registration problems and may have no successful claim for compensation. Some of these concerns may also exist in other emerging capital markets.

      When Issued Securities, Delayed Delivery and Forward Commitments. The Aggregate Bond Index Series and the QA Series may purchase or sell securities that they are entitled to receive on a when issued basis. The Aggregate Bond Index Series may also purchase or sell securities on a delayed delivery basis. The Aggregate Bond Index Series may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by a Series at an established price with payment and delivery taking place in the future. The Aggregate Bond Index Series and the QA Series enter into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Aggregate Bond Index Series and the QA Series have not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Aggregate Bond Index Series and the QA Series purchases securities in these transactions, the Series segregate liquid securities in an amount equal to the amount of its purchase commitments.

      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series' purchase price. The Aggregate Bond Index Series and the QA Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

      Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series' assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Series' operations require cash, such as when the Series redeems shares or pays dividends, and could result in the Series borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

      Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act") or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the Series may be required to bear the expenses of registration. Certain of a Series' investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series' ability to conduct portfolio transactions in such securities.

      144A Securities. Each Series may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Trustees. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor each Series' investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

      Standby Commitment Agreements. The Aggregate Bond Index Series and the QA Series may enter into standby commitment agreements. These agreements commit the Aggregate Bond Index Series or a QA Series, as the case may be, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to a Series at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Aggregate Bond Index Series or a QA Series, as the case may be, is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Aggregate Bond Index Series and the QA Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Series. Each of the Aggregate Bond Index Series and the QA Series will not enter into a standby commitment with a remaining term in excess of 90 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Aggregate Bond Index Series and the QA Series segregate liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

      There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Aggregate Bond Index Series and the QA Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Aggregate Bond Index Series' or a QA Series' net asset value, as the case may be. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

      Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System, primary dealers in U.S. Government Securities, or an affiliate thereof, or with other entities which the Investment Adviser otherwise deems to be creditworthy. Under such agreements, the counterparty agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates a Series from fluctuations in the market value of the underlying security during such period although, with respect to the International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series, to the extent the repurchase agreement is not denominated in U.S. dollars, the Series' return may be affected by currency fluctuations. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default by the seller under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

      Convertible Securities. The Enhanced Series and the QA Series each may invest in convertible securities. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

      Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

      In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

      Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Series are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security.

      Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value move than the securities' investment value.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Series is called for redemption, the Series will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      Warrants. The Enhanced Series may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Series a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

      New Issues. The Enhanced Series and QA Series may seek to purchase "hot issues" that is, newly issued securities, sometimes with the intent of quickly selling such securities in the secondary market for an amount higher than the issue price ("Hot IPOs"). Newly issued securities lack established trading histories and may be issued by companies with limited operating histories. The Enhanced Series and QA Series also would bear the risk of the security trading at a discount to the issue price. The Enhanced Series and QA Series may not be able to obtain an allocation of a Hot IPO, or in the amount that it would like.

      Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, a Series receives collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. This limitation is a fundamental policy and it may not be changed without the approval of the holders of a majority of the Series' outstanding voting securities as defined in the Investment Company Act. During the period of such a loan, a Series typically receives the income on both the loaned securities and the collateral and thereby increase its yield. In certain circumstances Series may receive a flat fee for its loans. Such loans are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. A Series may pay reasonable finder's, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, a Series could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent the value of the collateral falls below the market value of the borrowed securities.

      Borrowing and Leverage. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series' shares and in the yield on a Series' portfolio. Although the principal of such borrowings will be fixed, a Series' assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series' return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain a Series' leveraged position if it expects that the benefits to the Series' shareholders of maintaining the leveraged position will outweigh the current reduced return.

      Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing a Series' portfolio in accordance with the Series' investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

      A Series at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

      Securities of Smaller Companies. An investment in the Small Cap Index Series, the QA Small Cap Series and, to a lesser extent, the Extended Market Index Series, the Mid Cap Index Series and the QA Mid Cap Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. Because of these factors, these Series believe that their shares may be suitable for investment by persons who can invest without concern for current income and who are in a financial position to assume above-average investment risk in search of above-average long-term reward. It is not intended as a complete investment program but is designed for those long-term investors who are prepared to experience above-average fluctuations in net asset value.

      While the issuers in which the Small Cap Index Series, the QA Small Cap Series, and to a lesser extent the Extended Market Index Series, the Mid Cap Index Series and the QA Mid Cap Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time and, for this reason, the Small Cap Index Series, the QA Small Cap Series, and to a lesser extent the Extended Market Index Series, the Mid Cap Index Series and the QA Mid Cap Series should be considered as a long term investment and not as a vehicle for seeking short term profits.

      The securities in which the Small Cap Index Series, the QA Small Cap Series, and to a lesser extent the Extended Market Index Series, the Mid Cap Index Series and the QA Mid Cap Series invest will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.

      While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

      Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long term growth to the portfolio.

      Equity securities of specific small cap issuers may present different opportunities for long term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

      Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

      Mortgage-Backed Securities. The Aggregate Bond Index Series may invest in mortgage-backed securities. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Aggregate Bond Index Series. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Aggregate Bond Index Series for its mortgage-backed securities, the yield the Aggregate Bond Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Aggregate Bond Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

      To the extent that the Aggregate Bond Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Aggregate Bond Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long term securities generally fluctuate more widely in response to changes in interest rates than short term securities, maturity extension risk could increase the inherent volatility of the Aggregate Bond Index Series. See "--Investment in Fixed-Income Securities" and "Illiquid or Restricted Securities" above.

      Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

      Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series' particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for non-hedging purposes and in connection with short term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

      In addition, the International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

      The Investment Adviser will choose among the foregoing instruments based on its judgment of how best to meet each Series' goal. In connection therewith, the Investment Adviser will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series' cash flow and cash management needs.

      Indexed Securities

      The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. A Series may invest in indexed securities for anticipating hedging (and for non-hedging purposes in the case of the QA Series). When used for hedging purposes, indexed securities involve correlation risk.

      Options on Securities and Securities Indices

      Purchasing Put Options. Each Series may purchase put options on securities held in its portfolio or on securities or interest rate indices which are correlated with securities held in its portfolio. When a Series purchases a put option, in consideration for an upfront payment (the "option premium") the Series acquires a right to sell to another party specified securities owned by the Series at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Series' risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, a Series will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

      Purchasing Call Options. Each Series may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When a Series purchases a call option, in consideration for the option premium the Series acquires the right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Series from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Series is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Series believes to be attractive, in the case of an option or an index (an "anticipatory hedge"). In the event a Series determines not to purchase a security underlying a call option, however, the Series may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

      Each Series is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

      Writing Call Options. Each Series may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Series writes a call option, in return for an option premium, the Series gives another party the right to buy specified securities owned by the Series at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The QA Series may write call options to earn income through the receipt of option premiums. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Series will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Series limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

      Writing Put Options. Each Series may also write put options on securities or securities indices. When a Series writes a put option, in return for an option premium the Series gives another party the right to sell to the Series a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. Each Series may write put options to earn income through the receipt of option premiums. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Series will profit by the amount of the option premium. By writing a put option, however, a Series will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when a Series writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Series for writing the put option. A Series will write a put option on a security or a securities index only if the Series would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options - for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

      Each Series is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

      Other than with respect to closing transactions, a Series will only write call or put options that are "covered." A call or put option will be considered covered if a Series has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if a Series owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

      Types of Options. Each Series may engage in transactions in options on securities or securities indices on exchanges and in the OTC markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivative" below.

      Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.

No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

      The sale of a futures contract limits a Series' risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

      The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Series was attempting to identify specific securities in which to invest in a market the Series believes to be attractive. In the event that such securities decline in value or a Series determines not to complete an anticipatory hedge transaction relating to a futures contract, however, a Series may realize a loss relating to the futures position.

      Each of the Index Series and Enhanced Series will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a securities or interest rate index) purchased or sold for anticipatory hedging purposes. Each Series (including the QA Series) will further limit transactions in futures and options on futures to the extent necessary to prevent the Series from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

      Swaps. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

      A Series (other than the QA Series) will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series' net assets. Swap agreements entail the risk that a party will default on its payment obligations to the Series thereunder. Each Series (other than the QA Series) will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its obligations to the counterparty. Each Series, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement.

      Foreign Exchange Transactions. The International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon for purposes of settling transactions. The International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series are not required to engage in futures contracts, and may not do so. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced International Series and QA International Series will enter into foreign exchange transactions only for purposes of hedging (including anticipatory hedges) either a specific transaction or a portfolio position. Such Series may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Series has received or anticipates receiving a dividend or distribution.

      Risk Factors in Derivatives

      The Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allows each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

      The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Derivatives are volatile and involve significant risks, including:

      Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series.

      Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Use of derivatives for hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments the Series will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

      The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses, which exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Series' exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Securities and Exchange Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

      Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

      Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

      Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

      Merger Transaction Risk -- A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company's stock. This strategy is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series' holding of the target company's stock may not result in any profit for the Series and may lose significant value.

      Additional Limitations on the Use of Derivatives

      The Series may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Enhanced Series may use derivatives relating to assets not included in the relevant index in connection with arbitrage transactions or other permitted enhancement strategies.

      Additional Information Concerning the Indices or Market Segments

      S&P 500 and S&P 400. "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "S&P
MidCap 400 Index(R)," "Standard & Poor's 500," "Standard & Poor's MidCap 400 Index," "Standard & Poor's Small Cap 600 Index" (the "S&P 600"), "500" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Index Funds, Inc., Mercury Index Funds, Inc., Mercury QA Equity Series, Inc., Mercury QA Strategy Series, Inc. and/or the Trust. The S&P 500 Index Series, Enhanced S&P 500 Series, QA Large Cap Core Series, QA Mid Cap Series, QA Small Cap Series and the Mid Cap Index Series are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's" or "S&P"). Standard & Poor's makes no representation regarding the advisability of investing in the Series. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 500, the S&P 400 and the S&P 600 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 500, the S&P 400 and the S&P 600 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 500, the S&P 400 and the S&P 600. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance or sale of shares of the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.

      Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 500, the S&P 400 and the S&P 600 or any data included therein and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 500, the S&P 400 and the S&P 600 or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability of fitness for a particular purpose or use with respect to the S&P 500, the S&P 400 and the S&P 600 or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      "Wilshire 4500" is a trademark and "Wilshire" is a service mark of Wilshire Associates Incorporated ("Wilshire") and they have been licensed for use by the Investment Adviser and its affiliates. The Trust and the Series are not sponsored, endorsed, sold or promoted by Wilshire Associates Incorporated or any of its subsidiaries or affiliates, and they make no representation regarding the advisability of investing in the Trust or the Series.

      The Extended Market Index Series is not sponsored, endorsed, sold or promoted by Wilshire. Wilshire makes no representation or warranty, express or implied, to the owners of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the Wilshire 4500 Index to track general stock market performance. Wilshire's only relationship to the Trust is the licensing of certain trademarks and trade names of Wilshire and the use of the Wilshire Indices. The Wilshire 4500 Index are composed and calculated without regard to the Trust or the Series. Wilshire has no obligation to take the needs of the Series or the owners of Series into consideration in determining, composing or calculating the Wilshire 4500 Index. Wilshire does not guarantee the accuracy or the completeness of the 4500 Index or any data included therein, and Wilshire shall have no liability for any errors, omissions, or interruptions therein. Wilshire makes no warranty, express or implied, as to results to be obtained by the Series, owners of the Series, or any other person or entity from the use of the Wilshire 4500 Index or any data included therein. Wilshire makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Wilshire 4500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Wilshire have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Russell 2000. The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

      Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

      Frank Russell Company's publication of the Russell 2000 in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

      EAFE Indices. Both the EAFE (GDP Weighted) Index and the EAFE (Capitalization Weighted) Index (the "EAFE Indices") are the exclusive property of Morgan Stanley Capital International, Inc. ("Morgan Stanley"). The EAFE Indices are service marks of Morgan Stanley Group Inc. and have been licensed for use by the Investment Adviser and its affiliates.

      None of the Series are sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of the EAFE Indices to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the EAFE Indices. Morgan Stanley has no obligation to take the needs of any Series or the owners of shares of any Series into consideration in determining, composing or calculating the respective EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of any Series to be issued or in the determination or calculation of the equation by which the shares of any Series is redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of any Series in connection with the administration, marketing or trading of any Series.

      Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the EAFE Indices from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the EAFE Indices or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of shares of any Series, or any other person or entity from the use of the EAFE Indices or any data included therein in connection with the rights licensed hereunder or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Indices or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions

      The Trust has adopted the following restrictions and policies relating to the investment of each Series' assets and activities, which are fundamental policies and may not be changed with respect to a Series without the approval of the holders of a majority of the Series' outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Under the fundamental investment restrictions each Series may not:


         1. Make any investment inconsistent with the Index Series' (except for the Extended Market Index Series) and Enhanced Series' classification as a non-diversified company under the Investment Company Act, and the QA Series' and the Extended Market Index Series' classification as a diversified company under the Investment Company Act.


         2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Index Series' and the Enhanced Series' target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry.

         3. Make investments for the purpose of exercising control or management. Investments by a QA Series in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

         4. Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

         5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Trust's Registration Statement, as it may be amended from time to time.

         6. Issue senior securities to the extent such issuance would violate applicable law.

         7. Borrow money, except that (i) a Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

         8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

         9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Trust's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

      In addition, each Series, including the Index Series (except for the Extended Market Index Series) and the Enhanced Series which are classified as a non-diversified Series under the Investment Company Act and are not subject to the diversification requirements of the Investment Company Act, is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Series satisfy these requirements, the Declaration of Trust requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.


      In addition, the Trust has adopted non-fundamental restrictions that may be changed by the Trustees without shareholder approval. Under the non-fundamental restrictions, a Series may not:

         (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Series' shares are owned by another investment company that is part of the same group of investment companies as the Series.

         (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Trust's Registration Statement.

         (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

         (d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

      If a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

      The staff of the Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. The Trust has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the securities underlying OTC call options currently outstanding have been sold by the Series and margin deposits on the Series' outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a dealer in U.S. Government securities recognized as a "primary dealer" by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's exercise price).

      Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

      Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Investment Adviser, a Series is prohibited from engaging in certain transactions involving Merrill Lynch, or any of its affiliates, except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Brokerage Allocation and Other Practices." Rule 10f-3 under the Investment Company Act sets forth conditions under which a Series may purchase from an underwriting syndicate of which Merrill Lynch is a member. Otherwise, a Series is prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal without an exemptive order.

      Portfolio Turnover

      Although the Index Series and the Enhanced Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. Each QA Series uses a quantitative approach to investing and seeks to maintain exposure to its market segment and therefore each such Series may also engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Investment Adviser considers whether to purchase or sell securities for any Series only to the extent that the Investment Adviser will consider the impact of transaction costs on any Series' tracking error. Changes in the securities comprising such Series' index or market segment, as the case may be, will tend to increase that Series' portfolio turnover rate, as the Investment Adviser restructures the Series' holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates.

Item 13. Management of the Registrant

         Trustees and Officers

      The Trustees consist of eight individuals, six of whom are not "interested persons" of the Trust as defined in the Investment Company Act ("non-interested Trustees"). The Trustees are responsible for the overall supervision of the operations of each Series and perform the various duties imposed on the directors of investment companies by the Investment Company Act. Information about the Trustees and executive officers of the Trust, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

      Terry K. Glenn (60) - President and Trustee(1)(2) - Executive Vice President of the Investment Adviser and certain of its affiliates (which terms as used herein include their corporate predecessors) since 1983; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of FAM Distributors, Inc. (previously defined as "FAMD") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.

      M. Colyer Crum (68) - Trustee(2)(3) - 104 Westcliff Road, Weston, MA 02493. James R. Williston Professor of Investment Management Emeritus, Harvard Business School since 1996; James R. Williston Professor of Investment Management, Harvard Business School from 1971 to 1996; Director of Cambridge Bancorp.

      Laurie Simon Hodrick (37) - Trustee(2)(3) - 809 Uris Hall, 3022 Broadway, New York, NY 10027. Professor of Finance and Economics, Graduate School of Business, Columbia University since 1998; Associate Professor of Finance and Economics, Graduate School of Business, Columbia University from 1996 to 1998; Associate Professor of Finance, J.L. Kellogg Graduate School of Management, Northwestern University from 1992 to 1996.

      Jack B. Sunderland (72) - Trustee(2)(3) - P.O. Box 7, West Cornwall, Connecticut 06796. President and Director of American Independent Oil Company, Inc. (energy company) since 1987; Member of Council on Foreign Relations since 1971.

      Stephen B. Swensrud (67) - Trustee(2)(3) - 24 Federal Street, Suite 400, Boston, Massachusetts 02110. Chairman of Fernwood Advisors (investment adviser) since 1996; Principal of Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (Manufacturing) since 1978; Director of International Mobile Communications, Inc. (Telecommunications) since 1998.

      J. Thomas Touchton (61) - Trustee(2)(3) - Suite 3405, One Tampa City Center, 201 North Franklin Street, Tampa, Florida, 33602. Managing Partner of The Witt-Touchton Company and its predecessor, The Witt Co. (private investment partnership) since 1972; Trustee Emeritus of Washington and Lee University; Director of TECO Energy, Inc. (electric utility holding company).

      Fred G. Weiss (58) - Trustee(2)(3) - 16450 Maddalena Place, Delray Beach, Florida 33446. Director of Watson Pharmaceutical, Inc. (a pharmaceutical company) since 2000; Director of Michael J. Fox Foundation for Parkinson's Research; Managing Director of FGW Associates since 1997; Vice President, Planning, Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of Laboratories Phoenix USA, Inc. (a private drug delivery company); and Director of Kann Institute for Medical Careers, Inc. (a private medical education company).

      Arthur Zeikel (68) - Trustee(1)(2) - 300 Woodland Avenue, Westfield, New Jersey 07090. Chairman of the Investment Adviser and certain of its affiliates from 1997 to 1999 and President thereof from 1977 to 1997; Chairman of Princeton Services from 1997 to 1999, Director thereof from 1993 to 1999 and President thereof from 1993 to 1997; Executive Vice President of Merrill Lynch & Co., Inc. ("ML&Co.") from 1990 to 1999.

      Joseph T. Monagle, Jr. (51) - Senior Vice President(1)(2) - Senior Vice President of the Investment Adviser and certain of its affiliates since 1990; Department Head of the Global Fixed Income Division of the Investment Adviser and certain of its affiliates since 1997; Senior Vice President of Princeton Services since 1993.

      Gregory Mark Maunz (47) - Senior Vice President(1)(2) - First Vice President of the Investment Adviser and certain of its affiliates since 1997; Vice President of the Investment Adviser and certain of its affiliates from 1985 to 1997; Portfolio Manager of the Investment Adviser and certain of its affiliates since 1984.

      Jeffrey B. Hewson (48) - Vice President (1)(2) Director (Global Fixed Income) of the Investment Adviser and certain of its affiliates since 1998; Vice President of the Investment Adviser and certain of its affiliates from 1989 to 1998; Portfolio Manager of the Investment Adviser and certain of its affiliates since 1985.

      Eric S. Mitofsky (45) - Senior Vice President (1)(2) - First Vice President of the Investment Adviser and certain of its affiliates since 1997; Vice President of the Investment Adviser and certain of its affiliates from 1992 to 1997.

      Christopher G. Ayoub (44) - Senior Vice President (1)(2) - First Vice President of the Investment Adviser and certain of its affiliates since 1998; Vice President of the Investment Adviser and certain of its affiliates from 1985 to 1998.

      Richard Vella (42) - Senior Vice President(1)(2) - First Vice President of the Investment Adviser and certain of its affiliates since 1999; Managing Director, Global Index Funds of Bankers Trust from 1997 to 1999; Managing Director, International Index Funds of Bankers Trust from 1995 to 1999; Vice President, International Index Funds of Bankers Trust from 1990 to 1995; Assistant Vice President, International Index Funds of Bankers Trust from 1987-1990; Assistant Treasurer of Bankers Trust from 1985-1986.

      Frank Salerno (40) - Senior Vice President(1)(2) - First Vice President of the Investment Adviser and certain of its affiliates since 1999; Managing Director and Chief Investment Officer of Structured Investments at Bankers Trust from 1995 to 1999; Managing Director and head of Structured Investments at Bankers Trust from 1993 to 1995; Domestic Head of Structured Investments at Bankers Trust from 1991 to 1993; Assistant Vice President of Structured Investments at Bankers Trust from 1985 to 1991.

      Dean D'Onofrio (41) Senior Vice President(1)(2) - Managing Director and Head of Quantitative Advisors since 1999; Managing Director in Corporate Institutional Client Group from 1997 through 1999; Managing Director of Bankers Trust Company from 1981 to 1996; Analyst of Quantitative Investments Group of Bankers Trust Company from 1981 to 1982, Portfolio Manager of Quantitative Investments Group of Bankers Trust Company from 1983 to 1984; Head of Quantitative Investments Group of Bankers Trust Company from 1985 to 1989; Head of U.S. Equity Derivatives Marketing Group of Bankers Trust Company from 1990 to 1993; Head of Hedge Funds and Arbitrage Trading Group of Bankers Trust Company from 1994 to 1996.

      Donald C. Burke (40) - Vice President and Treasurer(1)(2) - Senior Vice President and Treasurer of the Investment Adviser and certain of its affiliates since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; First Vice President of the Investment Adviser and certain of its affiliates from 1997 to 1999; Director of Taxation of the Investment Adviser since 1990; Vice President of the Investment Adviser and Merrill Lynch Investment Managers L.P. (previously known as Merrill Lynch Asset Management, L.P.)("MLIM") from 1990 to 1997.

      Robert C. Doll, Jr. (45) - Senior Vice President(1)(2) - Senior Vice President of the Investment Adviser and certain of its affiliates since 1999; Senior Vice President of Princeton Services since 1999; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

      Ira P. Shapiro (37) - Secretary(1)(2) - First Vice President of the Investment Adviser and certain of its affiliates since 1998; Director (Legal Advisory) of the Investment Adviser and certain of its affiliates from 1997 to 1998; Vice President of the Investment Adviser and certain of its affiliates from 1996 to 1997; Attorney with the Investment Adviser and certain of its affiliates from 1993 to 1997.

      Phil Green (36) - Senior Vice President(1)(2) - Senior Vice President of the Investment Adviser and certain of its affiliates since 1999; Managing Director and Portfolio Manager of Global Institutional Services at Bankers Trust from 1997 to 1999; Vice President of Quantitative Equities at Bankers Trust in 1996; Vice President of Asset Allocations Strategies at Bankers Trust from 1994 to 1996; Vice President of Foreign Exchange and Currency Overlay Strategies at Bankers Trust from 1988 to 1999; Assistant Treasurer of Asset Management Group at Bankers Trust from 1985 to 1988.

      Sidney Hoots (39) - Senior Vice President(1)(2) - Senior Vice President of the Investment Adviser and certain of its affiliates since 1999; Managing Director of Global Institutional Services at Bankers Trust from 1992 to 1999; Manager of Quantitative U.S. Equities Group at Bankers Trust from 1991 to 1992; Manager of Bond Index Funds at Bankers Trust from 1986 to 1991; Quantitative Analyst of Index Funds at Bankers Trust from 1984 to 1986.

      (1) Interested person, as defined in the Investment Company Act, of the Trust.

      (2) Such Trustee or officer is a director, trustee or officer of other investment companies for which the Investment Adviser or its affiliate acts as investment adviser.

      (3) Member of the Trust's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Trustees.

      Compensation of Directors/Trustees.

      The Trust expects to pay each individual who serves as a Trustee not affiliated with the Investment Adviser or with an affiliate of the Investment Adviser (each a "non-affiliated Trustee") for services to all Series a fee of $5,000 per year plus $500 per in person Board meeting attended. The Trust also compensates each member of the Audit and Nominating Committee (the "Committee"), which consists of the non-affiliated Trustees, at a rate of $1,000 per year for service to all Series. The Trust reimburses each non-affiliated Trustee for his out-of-pocket expenses relating to attendance at Board and Committee meetings.

      The following table sets forth the aggregate compensation earned by the non-affiliated Trustees from the Trust for the fiscal year ended December 31, 1999 and the total compensation paid to non-affiliated Trustees by all registered investment companies advised by the Investment Adviser and its affiliates ("FAM/MLIM-Advised Funds") for the calendar year ended December 31, 1999.



     Name of Trustee   Aggregate Compensation    Pension or Retirement Benefits   Estimated Annual      Total Compensation From
                             From Trust               Accrued as Part of            Benefits Upon              Trust and
                                                         Trust Expenses              Retirement       FAM/MLIM Advised Funds Paid
                                                                                                         to Directors/Trustees(1)

M. Colyer Crum                  (2)                        None                      None                     $122,975
Laurie Simon Hodrick            (2)                        None                      None                     $ 53,000
Jack B. Sunderland             $8,000                      None                      None                     $143,975
Stephen B. Swensrud            $8,000                      None                      None                     $232,250
J. Thomas Touchton             $8,000                      None                      None                     $142,725
Fred G. Weiss                   (2)                        None                      None                     $122,975



------------------------

(1) The Trustees serve on the boards of FAM/MLIM-Advised Funds as follows: Mr. Crum (25 registered investment companies consisting of 60 portfolios);
      Ms. Hodrick (25 registered investment companies consisting of 60 portfolios); Mr. Sunderland (25 registered investment companies consisting of 60 portfolios); Mr. Swensrud (40 registered investment companies consisting of 80 portfolios); Mr. Touchton (25 registered investment companies consisting of 60 portfolios); and Mr. Weiss (25 registered investment companies consisting of 60 portfolios).


(2) Messrs. Crum & Weiss & Ms. Hodrick joined as Trustees of the Trust on August 1, 2000 and therefore did not receive any compensation from the Trust for the calendar year ended December 31, 1999.


      Code of Ethics

      The Board of Trustees of the Trust, the Directors of each Feeder Fund, the Investment Adviser and the distributor of the Feeder Fund shares (the "Distributor") have adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Series and the Series' Investment Advisor and Distributor (the "Code of Ethics"). The Code of Ethics significantly restricts the personal investing activities of all employees of the Feeder Funds, the Trust, the Investment Adviser and the Distributor and, as described below, imposes additional, more onerous, restrictions on fund investment personnel.

      The Code of Ethics requires, among other things, that all employees of the Feeder Funds, the Trust, the Investment Adviser and the Distributor pre-clear any personal securities investments (with limited exceptions such as mutual funds, high-quality short term securities and direct obligations of he U.S. government). The pre-clearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Feeder Funds, the Trust, the Investment Adviser and the Distributor include a ban on acquiring any securities in a "hot" initial public offering and investment personnel are prohibited from profiting on short term trading in securities. In addition, no employee may purchase or sell any security that at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by the Investment Adviser or its affiliated advisers. Furthermore, the Code of Ethics provides for trading "blackout periods" which prohibit trading by investment personnel of the Trust within seven calendar days before or after trading by the Series in the same or an equivalent security.

Item 14.  Control Persons and Principal Holders of Securities.


The following table sets forth control persons and principal holders of beneficial interests of the Series as of October 11, 2000.


-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Control Person                 of the Series(1)          of the Trust              (Of Record/
                                                                                                                   Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
S&P 500 Index Series            Merrill Lynch S&P 500 Index
                                Fund of Merrill Lynch Index
                                Funds, Inc. ("MLIF"), P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011              100%(2)                   60.2%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Small Cap Index Series          Merrill Lynch Small Cap         66%(2)                    3.6%
                                Index Fund of MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011

                                Merrill Lynch Small Cap
                                Index Trust, P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      32%(2)                    1.8%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Aggregate                       Merrill Lynch Aggregate Bond    98%(2)                    8.4%                     Beneficial
Bond Index Series               Index Fund of  MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011

-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
International (GDP Weighted)    Merrill Lynch International     69%(2)                   3.3%                      Beneficial
Index Series                    Index Fund of MLIF, P.O. Box
                                9011, Princeton, New Jersey
                                08543-9011

                                Merrill Lynch International
                                (GDP Weighted) Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           31%(2)                   1.5%                      Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
International                   FAM Distributors, Inc.
(Capitalization Weighted)       ("FAMD"),a wholly-owned
Index Series                    indirect subsidiary of
                                Merrill  Lynch & Co., Inc.
                                ("ML & Co."), P.O. Box 9081,
                                Princeton, New Jersey 08543    61%(2)                    .3%                       Beneficial

                                Nationwide Mutual Funds
                                Three Nationwide Plaza
                                Columbus, Ohio 43216           16%(2)                    .1%                       Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced S&P 500 Series         FAMD, a wholly-owned
                                subsidiary of ML & Co., P.O.
                                Box 9081, Princeton, New
                                Jersey 08543                   100%(2)                   N/A                       Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced International Series   Merrill Lynch Enhanced
                                International Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011          100%(2)                   20.1%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
QA Large Cap Core Series        None                           N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
QA Large Cap                    None
Value Series                                                   N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
QA Large Cap                    None
Growth Series                                                  N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
QA Mid Cap Series               None                           N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
QA Small Cap Series             None                           N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
QA International                None
Series                                                         N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Mid Cap Index Series            Nationwide Mutual Funds        100%                      .3%                       Beneficial
                                Three Nationwide Plaza
                                Columbus, Ohio 43216
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Extended Market Index Series    None                           N/A                       N/A                       N/A
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

----------
1 Reflects either direct ownership of the Series, or indirect ownership through one of a Series' beneficial owners.

2     Ownership of beneficial interests of the Series is direct.

      Except as set forth in the table above, no entity or individual owns between 5% and 25% of the outstanding beneficial interests of any Series.

      The jurisdiction of organization of the following persons are as set forth below:

Entity                                                              Jurisdiction
------                                                              ------------
MLIF                                                                Maryland
FAMD                                                                Delaware
Merrill Lynch Small Cap Index Trust                                 New Jersey
Merrill Lynch Enhanced International Index Trust                    New Jersey
Nationwide Mutual Funds                                             Ohio


      As of October 15, 2000, the Officers and Trustees of the Trust as a group (17 persons) owned an aggregate of less than 1% of the outstanding shares of any Series.


      All holders of beneficial interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Series or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 15.  Investment Advisory And Other Services.

      The Trust has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"). The Investment Adviser provides the Trust with investment advisory and management services. Subject to the supervision of the Board of Trustees, the Investment Adviser is responsible for the actual management of each Series' portfolio and constantly reviews the Series' holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

      Securities held by the Series of the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities by the Investment Adviser for the Series or other funds for which it acts as investment adviser or for its advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold there may be an adverse effect on price.

      As discussed in Part A, effective August 2, 1999 the Investment Adviser receives for its services to the Series monthly compensation at the annual rates of the average daily net assets of each Series as set forth below. The Enhanced S&P 500 Series, Extended Market Index Series and QA Series either commenced operating subsequent to December 31, 1999 or has not commenced operating as of the date of this Registration Statement and, therefore, has not paid any investment advisory fees to the Investment Adviser for the periods set forth below.


                                                                              Fee Rate for the      Fee Rate for the
                                                                                Period Ended         Period Ended
                                                                              December 31, 1999    December 31, 1999
                                                       Actual    Contractual     (does not        (reflects voluntary
                                                       Current      Fee       reflect voluntary      waiver where
Name of Series                                        Fee Rate     Rate(2)      fee waivers)          applicable)
--------------                                     ------------  -----------  -----------------   -------------------
Master S&P 500 Index Series(1).....................     0.005%       0.05%          0.03%               0.03%
Master Small Cap Index Series(1)...................     0.01%        0.08%          0.05%               0.03%
Master Aggregate Bond Index Series(1)..............     0.01%        0.06%          0.04%               0.04%
Master International (GDP Weighted) Index Series(1)     0.01%        0.11%          0.07%               0.06%
Master International (Capitalization Weighted)
 Index Series(4)...................................                  0.01%          0.01%               0.00%
Master Enhanced S&P 500 Series ....................                  0.01%
Master Enhanced International Series ..............     0.01%        0.01%          0.01%               0.00%
Master QA Large Cap Core Series(3).................                  0.40%
Master QA Large Cap Value Series(3)................                  0.40%
Master QA Large Cap Growth Series(3)...............                  0.40%
Master QA Mid Cap Series(3)........................                  0.55%
Master QA Small Cap Series(3)......................                  0.55%
Master QA International Series(3)..................                  0.65%
Master Mid Cap Index Series(4).....................                  0.01%          0.01%               0.00%
Master Extended Market Index Series ...............                  0.01%



----------
(1) Effective August 2, 1999, the Investment Adviser has entered into a contract with the Trust on behalf of certain Series and the corresponding Feeder Funds that provides that the management fee for each such Series when combined with the administrative fee of each such corresponding Feeder Fund will not exceed 0.25% of the Merrill Lynch S&P 500 Index Feeder Fund, 0.30% of the Merrill Lynch Small Cap Index Feeder Fund, 0.20% of the Merrill Lynch Aggregate Bond Index Feeder Fund, and 0.35% of the Merrill Lynch International (GDP Weighted) Index Feeder Fund. As a result of this contractual arrangement, the current fee rate payable to the Investment Adviser is: Master S&P 500 Index Series: 0.005%; Master Small Cap Index
     Series: 0.01%; Master Aggregate Bond Index Series: 0.01%, Master International (GDP Weighted) Index Series: 0.01%, as shown above.

(2)  Excluding fee waivers.

(3) The Investment Adviser has contractually agreed that expenses incurred (excluding Distribution and/or Service Fees) by each class of each corresponding Feeder Fund of the QA Series will not exceed 1.50% for the corresponding Feeder Fund of the QA Large Cap Core Series, QA Large Cap Value Series and QA Large Cap Growth Series, 1.65% for the corresponding Feeder Fund of the QA Mid Cap Series and QA Small Cap Series and 1.75% for the corresponding Feeder Fund of the QA International Series.

(4)  Commenced operations on December 30, 1999.

      The table below sets forth information about the total investment advisory fees paid by the Series indicated below to the Investment Adviser, and any amount voluntarily waived by the Investment Adviser. The Enhanced S&P 500 Series, Extended Market Index Series and QA Series either commenced operating subsequent to December 31, 1999 or has not commenced operating as of the date of this Registration Statement and, therefore, has not paid any investment advisory fees to the Investment Adviser for the periods set forth below.

                                                                                                                 International
                                                       Aggregate    International     Enhanced      Mid Cap    (Capitalization
                        S&P 500 Index    Small Cap    Bond Index   (GDP Weighted)   International    Index         Weighted)
Period Ending              Series      Index Series     Series      Index Series       Series***    Series****   Index Series****
-------------           -------------  ------------   ----------   --------------   -------------   ---------- ------------------
December 31, 1997*
Contractual amount ....   $148,645        $36,425     $88,609        $100,102         $  N/A         $ N/A          $ N/A

Amount Waived
(if applicable)........   $148,645        $36,425     $37,562        $ 35,546         $  N/A         $ N/A          $ N/A

December 31, 1998
Contractual Amount ....   $454,138        $61,476     $238,378       $142,489         $  N/A         $ N/A          $ N/A

Amount Waived
(if applicable)........     $ 0           $61,476     $ 2,537        $ 87,182         $  N/A         $ N/A          $ N/A

December 31, 1999**
Contractual Amount ....   $479,793        $46,744     $185,365       $106,636         $ 9,369        $ 3            $ 6

Amount waived
(if applicable)........     $ 0           $23,839       $ 0          $ 26,206         $ 9,369        $ 3            $ 6

-------------------
* Period is from commencement of operations (April 3,1997 for the S&P 500 Index Series and the Aggregate Bond Index Series, and April 9, 1997 for the Small Cap Index Series and the International (GDP Weighted) Index Series).

** Until August 2, 1999, MLIM, an affiliate of the Investment Adviser, served as investment adviser to the Index Series and the Enhanced Series, when the management responsibilities were assumed by the Investment Adviser on the same terms and conditions.

*** Period is from commencement of operations (August 2, 1999).

**** Period is from commencement of operations (December 30, 1999).

      Payment of Series Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Investment Adviser or any of its affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust and the Series (except to the extent paid by the Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports, copies of the Registration Statements, charges of the custodian and sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and out-of-pocket expenses of non-affiliated Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or a Series. The Placement Agent will pay certain of the expenses of the Trust incurred in connection with the offering of its shares of beneficial interest of each of the Series. Accounting services are provided to the Trust and the Series by the Investment Adviser or an affiliate of the Investment Adviser, and the Trust reimburses the Investment Adviser or an affiliate of the Investment Adviser for its costs in connection with such services.

      Organization of the Investment Adviser. Fund Asset Management L.P., doing business as Mercury Advisers (previously defined as the "Investment Adviser" or "FAM") has an address at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

      Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date of its commencement. Thereafter, it will remain in effect from year to year with respect to each Series if approved annually (a) by the Board of Trustees or with respect to any Series, by the vote of a majority of the outstanding voting securities of such Series and (b) by a majority of those Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. Such contract is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the majority of the outstanding voting securities of such Series.

      Independent Auditors.

      Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540 has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Series.

      Custodian.

      Merrill Lynch Trust Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the custodian of the assets of the S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series. The Chase Manhattan Bank, 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acts as the custodian of the assets of the Mid Cap Index Series, Extended Market Index Series, International (GDP Weighted) Index Series, International (Capitalization Weighted) Index Series, Enhanced Series and QA Series. Under the contracts with the Trust, The Chase Manhattan Bank is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. Each Custodian is responsible for safeguarding and controlling the Series' cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series' investments.


      Transfer Agent.

      Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly-owned subsidiary of ML & Co., acts as the Transfer Agent for the Index Series and the QA Series. The Transfer Agent is responsible for the issuance, transfer and redemption of interests and the opening, maintenance and servicing of interestholder accounts.



      Legal Counsel.

      Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, is counsel for the Trust.

Item 16.   Brokerage Allocation and Other Practices.

      Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Series' portfolio transactions and the allocation of brokerage. The Trust has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities and does not use any particular broker or dealer. In executing transactions with brokers and dealers, the Investment Adviser seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Series do not necessarily pay the lowest spread or commission available. In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees, the Investment Adviser may consider sales of shares of the Series as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of a Series neither qualifies nor disqualifies such broker or dealer to execute transactions for the Trust.

      Subject to obtaining the best net results, brokers who provide supplemental investment research services to the Investment Adviser may receive orders for transactions by the Trust. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under its Investment Advisory Agreement, and the expenses of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. If in the judgment of the Investment Adviser the Trust will benefit from supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. Certain supplemental research services may primarily benefit one or more other investment companies or other accounts for which the Investment Adviser exercises investment discretion. Conversely, the Trust may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for such other accounts or investment companies.

      The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States. The Trust's ability and decisions to purchase and sell portfolio securities may be affected by foreign laws and regulations relating to the convertabiltiy and repatriation of assets.

      The Enhanced S&P 500 Index Series, Extended Market Index Series and QA Series either commenced operating subsequent to December 31, 1999 or has not commenced operating as of the date of this Registration Statement and, therefore, paid no brokerage commissions for the period ended December 31, 1999.

      Information about the brokerage commissions paid by the Trust, including to Merrill Lynch, is set forth in the following table:

                                                                                                                    International
                                                             Aggregate   International    Enhanced     Mid Cap     (Capitalization
                              S&P 500 Index    Small Cap    Bond Index  (GDP Weighted)  International   Index        Weighted)
                                 Series      Index Series     Series     Index Series      Series***   Series****  Index Series****
                              -------------  ------------   ----------  -------------   -------------  ----------   ---------------
From inception to
  December 31, 1997*            $118,903       $60,361         $  0        $146,336        $  N/A        $ N/A          $ N/A
For the fiscal year
  ended December 31, 1998**     $105,046       $50,264         $  0        $ 74,373        $  N/A        $ N/A          $ N/A
For the fiscal year
  ended December 31, 1999       $145,795       $20,124         $  0        $ 26,554        $134,043      $ 2,763        $ 5,917

* The Master S&P 500 Index Series and the Master Aggregate Bond Index Series commenced operations on April 3, 1997, and the Master Small Cap Index Series and the Master International (GDP Weighted) Index Series commenced operations on April 9, 1997. The Series paid no commissions to Merrill Lynch.

** The Master International (GDP Weighted) Index Series paid $1,299 in brokerage commissions to Merrill Lynch and each of S&P 500 Index Series, Master Small Cap Index Series and Master Aggregate Bond Index Series paid no brokerage commissions to Merrill Lynch.

*** Commenced operations on August 2, 1999.

**** Commenced operations on December 30, 1999.

For the fiscal year ended December 31, 1999, the Series paid no brokerage commissions to Merrill Lynch.

      The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Trust, including Merrill Lynch and its affiliates, will not serve as the Trust's dealer in such transactions. However, affiliated persons of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Restrictions."

      Section 11(a) of the Securities Exchange Act of 1934 generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

      The Board of Trustees has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Series to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

Item 17.  Capital Stock and Other Securities.

      Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in each Series of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

      Each investor is entitled to a vote in proportion to the amount of its interest in a Series or in the Trust, as the case may be. Investors in the Trust, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

      A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the beneficial interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Series, or (ii) by unanimous consent of the Trustees by written notice of such dissolution to the Holders in such Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

      The Declaration of Trust provides that obligations of the Trust and the Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities. Pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of the Trust shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.


      The Trust consists of fifteen Series. The Trust reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.


Item 18.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of the shares of each Series is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange ("NYSE") on each day the NYSE is open for trading, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The net asset value is computed by dividing the value of the securities held by a Series plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Investment Adviser, are accrued daily.

      A Series' securities that are traded on stock exchanges (including NASDAQ National Market System) are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Trustees as the primary market. Securities traded on the NASDAQ National Market are valued at the last sale price as of the close of business on the day the securities are being valued, or lacking any sales, at the last available bid price for long positions and at the last available ask price for short positions. Long positions in securities traded in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Trustees. Portfolio securities that are traded both in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, and on a stock exchange are valued according to the broadest and most representative market. Short positions in securities traded in the OTC market, including NASDAQ SmallCap and OTC Bulletin Board, are valued at the last available ask price. When the Series writes an option, the amount of the premium received is recorded on the books of the Series as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Series are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Trustees, including valuations furnished by a pricing service retained by the Trust. Such valuations and procedures will be reviewed periodically by the Trustees.

      Generally, trading in foreign securities, as well as U.S. Government Securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Series' shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Series' net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined by the Trustees.

      Each investor in the Trust may add to or reduce its investment in any Series on each day the NYSE is open for trading. The value of each investor's interest in a Series will be determined after the close of business on the NYSE by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. The close of business on the NYSE is generally 4:00 p.m. Eastern time. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series after the close of business of the NYSE on the next determination of net asset value of the Series. For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.

      Redemptions.

      An investor in the Trust may withdraw all or a portion of its investment in any Series on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, an investor requests redemption-in-kind or a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series.

      If redemption-in-kind is made, shareholders who receive securities and sell them could receive proceeds equal to less than the redemption value of their securities due to transaction costs. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder with such consent.

      The Trust, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series Shareholders in extraordinary or emergency circumstances.

Item 19.  Taxation of the Trust

      The Trust is organized as a Delaware business trust. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

      Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

      Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long term and 40% short term capital gain or loss ("60/40"). The resultant paper gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

      Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to the economic recognition of such income.

      The Series may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known.

      The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount or market discount (if a Series elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

      Each Series' taxable income will in most cases be determined on the basis of reports made to such Series by the issuers of the securities in which such Series invests. The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

      Under the Trust, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs. Before accepting investments by RICs, the Series will have received rulings from the Internal Revenue Service that Holders of interests in the Series that are RICs will be treated as owners of their proportionate shares of the Series' assets and income for purposes of the Code's requirements applicable thereto.

Item 20.  Underwriters.

      The exclusive placement agent for each Series of the Trust is FAM Distributors, Inc., which receives no compensation for serving in this capacity. The Placement Agent is located at P.O. Box 9081, Princeton, New Jersey 08543-9081. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Series.

Item 21.  Calculation of Performance Data.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Series' performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

      Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

      Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

      Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22.  Financial Statements.

The Series' audited financial statements are incorporated in this Part B by reference to their annual reports to shareholders for the year ended December 31, 1999. The Series' unaudited financial statements are incorporated in this Part B by reference to their semi-annual reports to shareholders for the six months ended June 30, 2000. You may request a copy of the annual reports at no charge by calling (800) 456-4587 Ext. 789 between 8:00 a.m. and 8:00 p.m. on any business day.

                                    APPENDIX
                       RATINGS OF FIXED INCOME SECURITIES

Description of Moody's Investors Service Inc.'s ("Moody's") Corporate Ratings

Aaa Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issue.

Aa Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds that are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note. Moody's may apply numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier I indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Moody's Commercial Paper Ratings

      The term "commercial paper" as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's makes no representations as to whether such commercial paper is by any other definition "commercial paper" or is exempt from registration under the Securities Act of 1933, as amended ("Securities Act").

      Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law.

      Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:
Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

        -  Leading market positions in well established industries
        -  High rates of return on funds employed
        - Conservative capitalization structures with moderate reliance on debt and ample asset protection
        - Broad margins in earnings coverage of fixed financial charges and high internal cash generation
        - Well established access to a range of financial markets and assured sources of alternate liquidity

      Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

      If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

Description of Moody's Preferred Stock Ratings

      Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

      Preferred stock rating symbols and their definitions are as follows:

aaa An issue that is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa An issue that is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a An issue that is rated "a" is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa An issue that is rated "baa" is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba An issue that is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b An issue that is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa An issue that is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca An issue that is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's may apply numerical modifiers 1, 2 and 3 in each rating classification from "aa" through "b" in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of Standard & Poor's Corporate Debt Ratings

      A Standard & Poor's corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

      The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information or for other reasons.

      The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.

         Debt rated BB, B, CCC, CC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

BB Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB-rating.

B Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

CCC Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B-rating.

CC The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC rating.

C The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC-debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI The rating CI is reserved for income bonds on which no interest is being paid.

D Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

      Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

      Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.

L The letter "L" indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.

* Continuance of the rating is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

      Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

      Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA," "AA," "A," "BBB," commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

Description of Standard & Poor's Commercial Paper Ratings

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

A-l This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

A-2 Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated "A-l."

A-3 Issues carrying this designation have a satisfactory capacity for timely payment. They are however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated "B" are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D This rating indicates that the issue is either in default or is expected to be in default upon maturity.

      The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Description of Standard & Poor's Preferred Stock Ratings

      A Standard & Poor's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

         The preferred stock ratings are based on the following considerations:

         I. Likelihood of payment -- capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

         II.      Nature of, and provisions of, the issue.

         III. Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors' rights.

AAA This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA A preferred stock issue rated "AA" also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

A An issue rated "A" is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB An issue rated "BBB" is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

BB,      Preferred stock rated "BB," "B," and "CCC" are regarded, on balance, as
B,       predominantly speculative with respect to the issuer's capacity to pay
CCC preferred stock obligations. "BB" indicates the lowest degree of speculation and "CCC" the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC The rating "CC" is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C        A preferred stock rated "C" is a non-paying issue.

D A preferred stock rated "D" is a non-paying issue with the issuer in default on debt instruments.

      NR indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

      Plus (+) or minus (-): To provide more detailed indications of preferred stock quality, the ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard Poor's earnings and dividend rankings for common stocks.

      The ratings are based on current information furnished to Standard & Poor's by the issuer, and obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

Description of Fitch IBCA, Inc.'s ("Fitch") Investment Grade Bond Ratings

      Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and of any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

      Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

      Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

      Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

      Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-I+."

A Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

NR           Indicates that Fitch does not rate the specific issue.

Conditional  A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended    A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn    A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

Fitch Alert  Ratings are placed on Fitch Alert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive" indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. Fitch Alert is relatively short-term, and should be resolved within 12 months.

      Ratings Outlook: Au outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

Description of Fitch Speculative Grade Bond Ratings

      Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

      Bonds that have the same rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C        Bonds are in default in payment of interest or principal.

DDD,     Bonds are in default on interest and/or principal payments. Such bonds
DD,D are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

Description of Fitch Investment Grade Short-term Ratings

      Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

      The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-I+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-I+" and "F-I" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

                            PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit                                 Description
Number
1(a)                  Declaration of Trust of Registrant.(1)

1(b)                  Certificate of Trust.(1)

1(c)                  Amendment to Declaration of Trust.(2)

1(d)                  Amendment No. 2 to Declaration of Trust.(4)

1(e)                  Certificate of Amendment to Certificate of Trust.(4)

1(f)                  Amendment No. 3 to Declaration of Trust.(5)

1(g)                  Certificate of Amendment to Certificate of Trust.(5)


1(h)                  Amendment No. 4 to Declaration of Trust.(8)


2                     By-Laws of Registrant.(1)

3                     Instrument Defining Rights of Shareholders.  Incorporated by reference to Exhibits 1 and 2 above.(3)


4                     Amended and Restated Management Agreement between Registrant and Fund Asset Management, L.P.(8)


5                     Second Amended and Restated Placement Agent Agreement with FAM Distributors, Inc.(5)

6                     Not applicable.

7(a)                  Form of Custody Agreement with Merrill Lynch Trust Company.(3)


7(c)                  Form of Custody Agreement with The Chase Manhattan Bank.(5)

7(d)                  Form of Custody Agreement with The Chase Manhattan Bank.(6)


8(a)                  Licensing Agreement.(3)

8(b)                  Form of Fee Waiver Agreement by and among Index Master Series Trust, Merrill Lynch Index Funds Inc.,
                      Fund Asset Management L.P. and Merrill Lynch Investment Managers, L.P.(7)


8(c)                  Form of Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement
                      between Registrant and Financial Data Services, Inc.


9                     Not applicable.

10(a)                 Consent of Deloitte & Touche, LLP, Independent Auditors for the Registrant.

10(b)                 Consent of Swidler Berlin Shereff Friedman, LLP, Counsel for Registrant.

11                    Not applicable.

12                    Not applicable.

13                    Not applicable.


14                    Form of Power of Attorney.


15                    Not applicable.


16                    Amended and Restated Code of Ethics.(8)


(1) Incorporated by reference to identically numbered Exhibit to Registrant's initial Registration Statement on Form N-1A (File No. 811-7885).

(2) Incorporated by reference to identically numbered Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(3) Incorporated by reference to the corresponding Exhibit number in Amendment No.1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885) as set forth below:

Exhibit Number                     Incorporated by Reference to Exhibit Number
--------------                     -------------------------------------------
         3                                                    4
         5                                                    6
         7(a)                                                 8(a)
         7(b)                                                 8(b)
         8(a)                                                 9
         14                                                   17(b)

(4) Incorporated by reference to identically numbered Exhibit to Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(5) Incorporated by reference to Exhibit number 7(c) in Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(6) Incorporated by reference to indentically numbered Exhibit to Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(7) Incorporated by reference to identically numbered Exhibit to Amendment No. 7 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


(8) Incorporated by reference to identically numbered Exhibit to Amendment No. 8 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


Item 24.  Persons Controlled by or under Common Control with Registrant.

         None

Item 25.  Indemnification.

      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the "Investment Company Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

      Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

         Section 8.3 Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the Investment Company Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                  (a) the Trustee, officer, employee or agent to be indemnified provided a security for an undertaking; or

                  (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                  (c) there is a determination, based on a review of readily available facts, that there is reasons to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                           (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

                           (ii) an independent legal counsel in a written opinion.

      Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

      Section 8.4 No Protection Against Certain Investment Company Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Manager or Asset Manager to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Manager or Asset Manager to the Trust or any Series.

      As permitted by Article VIII, Section 8.7 of the Registrant's Declaration of Trust, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.  Business and Other Connections of Investment Adviser.

      Fund Asset Management, L.P. (including doing business as Mercury Advisers) (previously defined as the "Investment Adviser" or "FAM"), also acts as the investment adviser for the following open-end registered investment companies:
Mercury QA Equity Series, Inc., Mercury QA Strategy Series, Inc., CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., Financial Institutions Series Trust, Master Focus Twenty Trust, Master Internet Strategies Trust, Master Large Cap Series Trust, Master Premier Growth Trust, Mercury Global Holdings, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Corporate High Yield Fund, Inc., Securities Trust, Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortagage Fund, Merrill Lynch World Income Fund, Inc. The Asset Program, Inc. and The Municipal Fund Accumulation Program, Inc.; and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund, Inc., Debt Strategies Fund II, Inc., Debt Strategies Fund III, Inc., Income Opportunities Fund 2000, Inc., Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Funds, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings California Insured
Fund V, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund II, Inc., MuniHoldings Insured Fund III, Inc., MuniHoldings Insured Fund IV, Inc., MuniHoldings Michigan Insured Fund II, Inc.,

      MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund IV, Inc., MuniHoldings New York Insured Fund, Inc., MuniHoldings New York Insured Fund IV, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Senior High Income Portfolio, Inc. and Worldwide DollarVest Fund, Inc.

      Merrill Lynch Investment Managers, L.P. (previously defined as "MLIM"), an affiliate of FAM, acts as the investment adviser for the following open-end registered investment companies: Master Global Financial Services Trust, Merrill Lynch Adjustable Rate Securities Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Balanced Capital Fund, Inc., Merrill Lynch Convertible Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global Resources Trust, Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Strategic Dividend Fund, Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utility Income Fund, Inc., Merrill Lynch Variable Series Funds, Inc., the Asset Program, Inc. and Hotchkis and Wiley Funds (advised by Hotchkis and Wiley, a division of MLIM); and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc. MLIM also acts as a sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

      Mercury Asset Management International Ltd., an affiliate of MLIM, acts as the investment adviser or sub-adviser for the following open-end registered investment companies: Mercury Master Global Balanced Portfolio of Mercury Asset Management Master Trust (the "MAMMT"); Mercury Master Gold and Mining Portfolio of the MMAMT; Mercury Master International Portfolio of the MMAMT; Mercury Master Pan-European Growth Portfolio of the MMAMT; Mercury Master U.S. Large Cap Portfolio of the MMAMT; Mercury Master U.S. Small Cap Growth Portfolio of the MMAMT and Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc.

The address of FAM, MLIM and each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for

Institutions Series and Merrill Lynch Intermediate Government Bond Fund is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD")is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281-1201. The address of the Fund's transfer agent Financial Data Services, Inc. ("FDS") is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

      Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since December 31, 1997 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the first two paragraphs of this
Item 26. Messrs. Doll, Giordano and Monagle are officers of one or more of such companies.

         Officers and partners of FAM are set forth as follows:


                                      Position with the Investment      Other Substantial Business, Profession,
Name                                             Adviser                         Vocation or Employment
----                                  ----------------------------      ----------------------------------------
ML & Co.                             Limited Partner                Financial Services Holding Company; Limited
                                                                    Partner of MLIM

Princeton Services                   General Partner                General Partner of MLIM

Jeffrey M. Peek                      President                      President of MLIM; President and Director of
                                                                    Princeton Services, Executive Vice President
                                                                    of ML & Co.; Managing Director and Co-Head
                                                                    of the Investment Banking Division of
                                                                    Merrill Lynch in 1997

Terry K. Glenn                       Executive Vice President       Executive Vice President of MLIM; Executive
                                                                    Vice President and Director of Princeton
                                                                    Services; President and Director of FAMD;
                                                                    Director of FDS; President of Princeton
                                                                    Administrators, L.P.

Gregory A. Bundy                     Chief Operating Officer        Chief Operating Officer and Managing Director
                                     and Managing Director          of MLIM; Chief Operating Officer and Managing
                                                                    Director of Princeton Services; Co-CEO of
                                                                    Merrill Lynch Australia from 1997 to 1999

                                      Position with the Investment      Other Substantial Business, Profession,
Name                                             Adviser                         Vocation or Employment
----                                  ----------------------------      ----------------------------------------
Donald C. Burke                      Senior Vice President,         Senior Vice President and Treasurer of MLIM;
                                     Treasurer and Director of      Senior Vice President and Treasurer of Princeton
                                     Taxation                       Services; Vice President of FAMD; First Vice
                                                                    President of MLIM from 1997 to 1999;
                                                                    Vice President of MLIM from 1990 to 1997

Michael G. Clark                     Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services; Treasurer
                                                                    and Director of FAMD; First Vice President
                                                                    of MLIM from 1997 to 1999; Vice President
                                                                    of MLIM from 1996 to 1997

Robert C. Doll                       Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services; Chief
                                                                    Investment Officer of Oppenheimer Funds,
                                                                    Inc. in 1999 and Executive Vice President
                                                                    thereof from 1991 to 1999

Linda L. Federici                    Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services

Vincent R. Giordano                  Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services

Michael J. Hennewinkel               Senior Vice President,         Senior Vice President, Secretary and General
                                     Secretary and General          Counsel of MLIM; Senior Vice President of
                                     Counsel                        Princeton Services

Philip L. Kirstein                   Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President, Secretary, General Counsel and
                                                                    Director of Princeton Services

                                      Position with the Investment      Other Substantial Business, Profession,
Name                                             Adviser                         Vocation or Employment
----                                  ----------------------------      ----------------------------------------
Debra Landsman-Yaros                 Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services; Vice
                                                                    President of FAMD

Stephen M.M. Miller                  Senior Vice President          Executive Vice President of Princeton
                                                                    Administrators, L.P.; Senior Vice President of
                                                                    Princeton Services

Joseph T. Monagle, Jr.               Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services

Brian A. Murdock                     Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services

Gregory D. Upah                      Senior Vice President          Senior Vice President of MLIM; Senior Vice
                                                                    President of Princeton Services

Item 27.  Principal Underwriters.

      (a) FAM Distributors, Inc. (previously defined as "FAMD"), acts as the placement agent for the Registrant, principal underwriter for Merrill Lynch Index Funds, Inc. and its affiliates act as principal underwriter for each of the open-end registered investment companies referred to in the first two paragraphs of Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., and The Municipal Fund Accumulation Program, Inc. FAMD or its affiliates also act as principal underwriter for the following closed-end registered investment companies:
Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc. Affiliates of FAMD also act as the principal underwriter of a number of other investment companies.

      Mercury Funds Distributor, a division of FAMD, acts as the principal underwriter for Mercury Index, Inc., Mercury QA Equity Series, Inc., Mercury QA Strategy Series, Inc. and Mercury Asset Management Funds, Inc., for Summit Cash Reserves Fund of Financial Institutions Series Trust, and for Mercury Asset Management V.I. Funds, Inc.

      (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Messrs. Breen, Crook, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.

                                         Positions and Office                 Positions and Offices
Name                                           with FAMD                         with Registrant
----                                           ---------                          ---------------
Terry K. Glenn                           President and Director                President and Director
Michael G. Clark                         Director and Treasurer                None
Thomas J. Verage                         Director                              None
Robert W. Crook                          Senior Vice President                 None
Michael J. Brady                         Vice President                        None
William M. Breen                         Vice President                        None
Donald C. Burke                          Vice President                        Vice President and Treasurer
James T. Fatseas                         Vice President                        None
Debra W. Landsman-Yaros                  Vice President                        None
Michelle T. Lau                          Vice President                        None
Salvatore Venezia                        Vice President                        None
William Wasel                            Vice President                        None
Robert Harris                            Secretary                             None

         (c) Not Applicable.

Item 28.  Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29.  Management Services.

      Other than as set forth under the captions "Management, Organization, and Capital Structure" and "Management of the Registrant" in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

         None.

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 27th day of October, 2000.


                         Quantitative Master Series Trust

                                   (Registrant)

                          By: /s/ Donald C. Burke
                              --------------------------------
                              (Donald C. Burke, Vice President
                               and Treasurer)

                                 EXHIBIT INDEX

Exhibits                       Description
--------                       -----------




 8(c) Form of Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between Registrant and Financial Data Services, Inc.


10(a)          Consent of Deloitte & Touche, LLP, Independent Auditors for the
               Registrant

10(b)          Consent of Swidler Berlin Shereff Friedman, LLP, Counsel for
               Registrant


14             Form of Power of Attorney